                                 AMENDED AND RESTATED
                         AGREEMENT AND PLAN OF REORGANIZATION





                                     BY AND AMONG





                             WISCONSIN ENERGY CORPORATION





                                         AND





                                     ESELCO, INC.






                                         AND






                                ESL ACQUISITION, INC.

                             DATED AS OF MAY 13, 1997
                         AS AMENDED AND RESTATED AS OF
                                 JULY 11, 1997

                                  TABLE OF CONTENTS


RECITALS                                                                     1

ARTICLE I  DEFINITIONS
    1.1  Accounts                                                            1
    1.2  Acquisition                                                         2
    1.3  Affiliates                                                          2
    1.4  Affiliate Letter                                                    2
    1.5  Agreement                                                           2
    1.6  Buildings                                                           2
    1.7  Certificate of Merger                                               2
    1.8  Closing                                                             2
    1.9  Closing Date                                                        2
    1.10 Code                                                                3
    1.11 Confidentiality Agreement                                           3
    1.12 Contracts                                                           3
    1.13 Disclosure Schedule                                                 3
    1.14 Edison Sault                                                        3
    1.15 Employee Benefit Plans                                              3
    1.16 Equipment                                                           3
    1.17 ERISA                                                               4
    1.18 ESEG                                                                4
    1.19 ESELCO                                                              4
    1.20 ESELCO Closing Certificate                                          4
    1.21 ESELCO Common Stock                                                 4
    1.22 ESELCO Companies                                                    4
    1.23 ESELCO Counsel Opinion                                              4
    1.24 ESELCO DRIP                                                         4
    1.25 ESELCO Material Adverse Effect                                      4
    1.26 ESELCO Special Meeting                                              4
    1.27 ESELCO Stockholders                                                 4
    1.28 ESELCO SEC Reports                                                  5
    1.29 Exchange Act                                                        5
    1.30 Existing Contracts                                                  5
    1.31 Existing Indebtedness                                               5
    1.32 Existing Insurance Policies                                         5
    1.33 Existing Investments                                                5
    1.34 Existing Liens                                                      6

    1.35 Existing Litigation                                                 6
    1.36 Existing Permits                                                    6
    1.37 Existing Plans                                                      6
    1.38 Existing Real Estate                                                6
    1.39 FERC                                                                6
    1.40 HSR Act                                                             6
    1.41 Indebtedness                                                        7
    1.42 Investment                                                          7
    1.43 Knowledge of ESELCO                                                 7
    1.44 Law                                                                 7
    1.45 Letter of Intent                                                    7
    1.46 Lien                                                                7
    1.47 MDCI                                                                8
    1.48 MPSC                                                                8
    1.49 Merger                                                              8
    1.50 NTS                                                                 8
    1.51 Permitted Liens                                                     8
    1.52 Person                                                              8
    1.53 Plan of Merger                                                      8
    1.54 Proxy Statement                                                     8
    1.55 PUHCA                                                               8
    1.56 Registration Statement                                              8
    1.57 SEC                                                                 9
    1.58 Securities Act                                                      9
    1.59 Subsidiary                                                          9
    1.60 Wisconsin Energy                                                    9
    1.61 Wisconsin Energy Closing Certificate                                9
    1.62 Wisconsin Energy Counsel Opinion                                    9
    1.63 Wisconsin Energy Common Stock                                       9
    1.64 Wisconsin Energy SEC Reports                                        9
    1.65 Other Terms                                                        10

ARTICLE II  THE MERGER
    2.1  The Merger                                                         11
    2.2  Effective Time of Merger                                           11
    2.3  Articles of Incorporation of Surviving Corporation                 11
    2.4  Bylaws of Surviving Corporation                                    11
    2.5  Directors and Officers of Surviving Corporation                    12
    2.6  Conversion of ESELCO Common Stock                                  12
    2.7  Conversion of Acquisition Common Stock                             12
    2.8  Exchange of ESELCO Certificates                                    13
    2.9  Stock Transfer Books                                               16
    2.10 Reorganization; Pooling                                            16
    2.11 Dissenters' Rights                                                 17

ARTICLE III  OTHER AGREEMENTS
    3.1  Proxy Statement and Registration Statement                         17
    3.2  Approval of ESELCO Stockholders                                    17
    3.3  Access                                                             18
    3.4  Disclosure Schedule                                                18
    3.5  Duties Concerning Representations                                  19
    3.6  Deliveries of Information; Consultation                            20
    3.7  Affiliates; Accounting and Tax Treatment                           21
    3.8  Other Transactions                                                 22
    3.9  Letter of ESELCO's Accountants                                     24
    3.10 Letter of Wisconsin Energy's Accountants                           25
    3.11 Legal Conditions to Merger                                         25
    3.12 Stock Exchange Listing                                             25
    3.13 Public Announcements                                               25
    3.14 Indemnification and Insurance                                      26
    3.15 Employment Matters                                                 26

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF ESELCO
    4.1  Organization; Business                                             31
    4.2  Capitalization                                                     33
    4.3  Authorization; Enforceability                                      34
    4.4  No Violation or Conflict                                           34
    4.5  Title to Assets                                                    34
    4.6  Litigation                                                         35
    4.7  ESELCO SEC Reports and Books and Records                           35
    4.8  Absence of Certain Changes                                         36
    4.9  Buildings and Equipment                                            36
    4.10 Existing Contracts                                                 37
    4.11 Performance of Contracts                                           38
    4.12 Contingent and Undisclosed Liabilities                             38
    4.13 Existing Insurance Policies                                        38
    4.14 Employee Benefit Plans                                             38
    4.15 No Violation of Law                                                40
    4.16 Brokers                                                            40
    4.17 Taxes                                                              40
    4.18 Existing Real Estate                                               41
    4.19 Governmental Approvals                                             42
    4.20 No Pending Other Transactions                                      42
    4.21 Investments                                                        42
    4.22 Labor Matters                                                      43
    4.23 Indebtedness                                                       43
    4.24 Subsidiaries                                                       43
    4.25 Existing Permits                                                   44
    4.26 Disclosure                                                         44
    4.27 Information Supplied                                               44
    4.28 Vote Required                                                      44
    4.29 Accounting Matters                                                 44
    4.30 Opinion of Financial Advisor                                       45
    4.31 Environmental Protection                                           45
    4.32 Accounts                                                           47
    4.33 Customers                                                          47

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF
           WISCONSIN ENERGY AND ACQUISITION
    5.1  Organization                                                       48
    5.2  Capitalization                                                     48
    5.3  Authorization; Enforceability                                      49
    5.4  No Violation or Conflict                                           49
    5.5  Litigation                                                         49
    5.6  Wisconsin Energy SEC Reports                                       49
    5.7  Brokers                                                            50

    5.8  Governmental Approvals                                             50
    5.9  Disclosure                                                         50
    5.10 Information Supplied                                               51

ARTICLE VI  CONDUCT OF BUSINESS BY THE ESELCO COMPANIES
            PENDING THE MERGER
    6.1  Carry on in Regular Course                                         51
    6.2  Use of Assets                                                      52
    6.3  No Default                                                         52
    6.4  Existing Insurance Policies                                        52
    6.5  Employment Matters                                                 52
    6.6  Contracts and Commitments                                          52
    6.7  Indebtedness; Investments                                          52
    6.8  Preservation of Relationships                                      52
    6.9  Compliance with Laws                                               52
    6.10 Taxes                                                              52
    6.11 Amendments                                                         53
    6.12 Dividends; Redemptions; Issuance of Stock                          53

ARTICLE VII  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
             WISCONSIN ENERGY AND ACQUISITION
    7.1  Compliance with Agreement                                          54
    7.2  Proceedings and Instruments Satisfactory                           54
    7.3  No Litigation                                                      54
    7.4  Representations and Warranties of ESELCO                           54
    7.5  No ESELCO Material Adverse Effect                                  54
    7.6  Approval of ESELCO Stockholders; Certificate of Merger             55
    7.7  Deliveries at Closing                                              55
    7.8  Other Documents                                                    55
    7.9  Governmental Approvals                                             55
    7.10 Listing                                                            56
    7.11 Tax Opinion                                                        56
    7.12 Accountant Letters                                                 56
    7.13 Pooling Opinion                                                    57
    7.14 Affiliate Letters                                                  57
    7.15 Fractional Shares                                                  57

ARTICLE VIII  CONDITIONS PRECEDENT TO THE
              OBLIGATIONS OF ESELCO
    8.1  Compliance with Agreement                                          58
    8.2  Proceedings and Instruments Satisfactory                           58
    8.3  No Litigation                                                      58
    8.4  Representations and Warranties of Wisconsin Energy and Acquisition 58
    8.5  Approval of ESELCO Stockholders; Certificate of Merger             58

    8.6  Deliveries at Closing                                              59
    8.7  Other Documents                                                    59
    8.8  Governmental Approvals                                             59
    8.9  Tax Opinion                                                        59
    8.10 Accountant Letters                                                 60
    8.11 No Material Adverse Change                                         60
    8.12 Listing                                                            60

ARTICLE IX  TERMINATION; MISCELLANEOUS
    9.1  Termination                                                        60
    9.2  Rights on Termination; Waiver                                      61
    9.3  Survival of Representations, Warranties and Covenants              62
    9.4  Entire Agreement; Amendment                                        62
    9.5  Expenses                                                           62
    9.6  Governing Law                                                      63
    9.7  Assignment                                                         63
    9.8  Notices                                                            63
    9.9  Counterparts; Headings                                             64
    9.10 Interpretation                                                     64
    9.11 Severability                                                       65
    9.12 Specific Performance                                               65
    9.13 No Reliance                                                        65
    9.14 Exhibits and Disclosure Schedule                                   65
    9.15 Further Assurances                                                 65


SIGNATURES                                                                  66




EXHIBITS:

1.  Form of Affiliate Letter
2.  Form of ESELCO Closing Certificate
3.  Form of ESELCO Counsel Opinion
4.  Form of Plan of Merger
5.  Form of Wisconsin Energy Closing Certificate
6.  Form of Wisconsin Energy Counsel Opinion

         AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION



         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION is made as of this 13th day of May, 1997 as amended and restated as of July 11, 1997 by and among WISCONSIN ENERGY CORPORATION, ESELCO, INC. AND ESL ACQUISITION, INC.

                                  RECITALS

         WHEREAS, the respective Boards of Directors of Wisconsin Energy, ESELCO and Acquisition have: (a) determined that the merger of Acquisition with and into ESELCO pursuant to, and subject to all of the terms and conditions of, this Agreement is advisable, fair and in the best interests of Wisconsin Energy, ESELCO and Acquisition and their respective shareholders; and (b) approved the Merger, this Agreement and the transactions contemplated by this Agreement; and

         WHEREAS, the Board of Directors of ESELCO has directed that this Agreement and the transactions described in this Agreement be submitted for approval at the ESELCO Special Meeting.

         NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

                                 ARTICLE I

                                DEFINITIONS

         When used in this Agreement, the following terms shall have the meanings specified:

         1.1 ACCOUNTS. "Accounts" shall mean all accounts receivable, notes and associated rights owned by any of the ESELCO Companies.

         1.2 ACQUISITION. "Acquisition" shall mean ESL Acquisition, Inc., a Michigan corporation and a wholly-owned subsidiary of Wisconsin Energy.

         1.3 AFFILIATES. "Affiliates" shall mean all Persons who are affiliates of ESELCO for purposes of Rule 145 under the Securities Act.

         1.4 AFFILIATE LETTER. "Affiliate Letter" shall mean a letter from each Affiliate in substantially the form of Exhibit 1 attached to this Agreement.

         1.5 AGREEMENT. "Agreement" shall mean this Amended and Restated Agreement and Plan of Reorganization, together with the Exhibits attached hereto and together with the Disclosure Schedule, as the same may be amended from time to time in accordance with the terms hereof.

         1.6 BUILDINGS. "Buildings" shall mean all buildings, fixtures, structures and improvements used by any of the ESELCO Companies and located on the Existing Real Estate.

         1.7 CERTIFICATE OF MERGER. "Certificate of Merger" shall mean a Certificate of Merger in a form approved for filing with the MDCI which shall have the executed Plan of Merger attached thereto.

         1.8 CLOSING. "Closing" shall mean the conference to be held at 10:00 A.M., Central Time, on the Closing Date at the offices of Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or such other time and place as the parties may mutually agree to in writing, at which the transactions contemplated by this Agreement shall be consummated.

         1.9  CLOSING DATE.  "Closing Date" shall mean:

              (a)  December 30, 1997; or

              (b) if all of the consents and approvals specified in Sections 7.9 and 8.8 of this Agreement have not been received on or before December 23, 1997, that date which is five (5) business days after receipt of the last of such consents and approvals, subject in each case to the provisions of Section 9.1(g) of this Agreement; or

              (c) such other date as the parties may mutually agree to in writing.

         1.10 CODE. "Code" shall mean the Internal Revenue Code of 1986, as the same may be in effect from time to time.

         1.11 CONFIDENTIALITY AGREEMENT. "Confidentiality Agreement" shall mean the letter agreement between Wisconsin Energy and ESELCO dated January 16, 1997 as amended by this Agreement.

         1.12 CONTRACTS. "Contracts" shall mean all of the contracts, agreements and leases, written or oral, to which any of the ESELCO Companies is a party or by which any of the ESELCO Companies is bound.

         1.13 DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the Disclosure Schedule dated May 13, 1997 delivered by ESELCO to Wisconsin Energy and as the same may be amended from time to time after May 13, 1997 and prior to the Closing Date in accordance with the terms of this Agreement.

         1.14 EDISON SAULT. "Edison Sault" shall mean Edison Sault Electric Company, a Michigan corporation and a wholly-owned subsidiary of ESELCO.

         1.15 EMPLOYEE BENEFIT PLANS. "Employee Benefit Plans" shall mean any pension plan, profit sharing plan, bonus plan, incentive compensation plan, stock ownership plan, stock purchase plan, stock option plan, stock appreciation plan, employee benefit plan, employee benefit policy, retirement plan, fringe benefit program, insurance plan, severance plan, disability plan, health care plan, sick leave plan, death benefit plan, or any other plan or program to provide retirement income, fringe benefits or other benefits to former or current employees of any of the ESELCO Companies.

         1.16 EQUIPMENT. "Equipment" shall mean all machinery, toolings, equipment, boilers, furniture, fixtures, motor vehicles, furnishings, molds, parts, tools, dies, jigs, patterns, machine tools, office equipment, computers, construction in progress and other items of tangible personal property owned by any of the ESELCO Companies which are either presently used, or are used on the Closing Date, by any of the ESELCO Companies in the conduct of its business.

         1.17 ERISA.  "ERISA" shall mean the Employee Retirement
Income Security Act of 1974, as the same may be in effect from time to time.

         1.18 ESEG. "ESEG" shall mean ESEG, Inc., a Michigan corporation and a wholly-owned subsidiary of ESELCO.

         1.19 ESELCO. "ESELCO" shall mean ESELCO, Inc., a Michigan corporation.

         1.20 ESELCO CLOSING CERTIFICATE.  "ESELCO Closing
Certificate" shall mean the Closing Certificate of ESELCO in substantially the form of Exhibit 2 attached to this Agreement.

         1.21 ESELCO COMMON STOCK. "ESELCO Common Stock" shall mean all of the issued and outstanding shares of common stock, $0.01 par value, of ESELCO.

         1.22 ESELCO COMPANIES.  "ESELCO Companies" shall mean
ESELCO, Edison Sault, ESEG and NTS.

         1.23 ESELCO COUNSEL OPINION. "ESELCO Counsel Opinion" shall mean an opinion of Kutak Rock in substantially the form of Exhibit 3 attached to this Agreement.

         1.24 ESELCO DRIP.  "ESELCO DRIP" shall mean ESELCO's
Dividend Reinvestment and Common Stock Purchase Plan.

         1.25 ESELCO MATERIAL ADVERSE EFFECT.  "ESELCO Material
Adverse Effect" shall mean any event, condition or fact which is, or reasonably may be expected to be, materially adverse to the financial condition, properties, business, results of operations or prospects of the ESELCO Companies taken as a whole.

         1.26 ESELCO SPECIAL MEETING. "ESELCO Special Meeting" shall mean a special meeting of the ESELCO Stockholders for the purpose of approving the Merger, this Agreement and the transactions contemplated by this Agreement and for such other purposes as may be necessary or desirable.

         1.27 ESELCO STOCKHOLDERS. "ESELCO Stockholders" shall mean all Persons owning shares of ESELCO Common Stock on the relevant date.

         1.28 ESELCO SEC REPORTS.  "ESELCO SEC Reports" shall mean:

              (a) Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994, September 30, 1994, March 31, 1995, June 30,
1995, September 30, 1995, March 31, 1996, June 30, 1996, September 30,
1996 and March 31, 1997;

              (b) Reports on Form 10-K for the years ended December 31, 1993, 1994, 1995 and 1996;

              (c)  Proxy Statements dated April 1, 1994, April 3,
1995, April 1, 1996 and March 28, 1997;

              (d) Reports on Form 8-K dated January 23, 1997, March 25, 1997 and May 13, 1997;

              (e) Form U-3A-2 for the years ended December 31, 1995 and 1996; and

              (f) all other reports, registration statements, definitive proxy statements, prospectuses, and amendments thereto filed by any of the ESELCO Companies with the SEC after the date of this Agreement and prior to the Effective Time of Merger.

         1.29 EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as the same may be in effect from time to time.

         1.30 EXISTING CONTRACTS. "Existing Contracts" shall mean those Contracts which are listed and briefly described on the Disclosure Schedule.

         1.31 EXISTING INDEBTEDNESS. "Existing Indebtedness" shall mean all Indebtedness of each of the ESELCO Companies, all of which is listed and briefly described on the Disclosure Schedule.

         1.32 EXISTING INSURANCE POLICIES.  "Existing Insurance
Policies" shall mean all of the insurance policies currently in effect and owned by any of the ESELCO Companies, all of which are listed and briefly described on the Disclosure Schedule.

         1.33 EXISTING INVESTMENTS. "Existing Investments" shall mean all Investments of each of the ESELCO Companies, all of which are listed and briefly described on the Disclosure Schedule.

         1.34 EXISTING LIENS. "Existing Liens" shall mean all Liens affecting any of the assets and properties of any of the ESELCO
Companies on the date of this Agreement, all of which are listed and briefly described on the Disclosure Schedule.

         1.35 EXISTING LITIGATION. "Existing Litigation" shall mean all pending or, to the Knowledge of ESELCO, threatened suits, audit inquiries, charges, workers compensation claims, product warranty claims, litigation, arbitrations, proceedings, governmental investigations, citations and actions of any kind against any of the ESELCO Companies, all of which are listed and briefly described on the Disclosure Schedule.

         1.36 EXISTING PERMITS. "Existing Permits" shall mean all licenses, permits, approvals, franchises, qualifications, certificates of convenience and necessity, permissions, agreements, rate and other orders and governmental authorizations required for the conduct of the business of any of the ESELCO Companies, all of which are listed and briefly described on the Disclosure Schedule.

         1.37 EXISTING PLANS.  "Existing Plans" shall mean all
Employee Benefit Plans of each of the ESELCO Companies, all of which are listed and briefly described on the Disclosure Schedule.

         1.38 EXISTING REAL ESTATE. "Existing Real Estate" shall mean those parcels of real property described in the Disclosure Schedule which: (a) includes those parcels owned in fee simple title by any of the ESELCO Companies; and (b) excludes easements and any other real estate interests owned by any of the ESELCO Companies relating to the distribution and transmission of electricity in the ordinary course of business.

         1.39 FERC.  "FERC" shall mean the Federal Energy Regulatory
Commission.

         1.40 HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as the same may be in effect from time to time.

         1.41 INDEBTEDNESS. "Indebtedness" shall mean any liability or obligation of any of the ESELCO Companies, whether primary or secondary or absolute or contingent: (a) for borrowed money; or (b) evidenced by notes, bonds, debentures or similar instruments; or (c) secured by Liens on any assets of any of the ESELCO Companies.

         1.42 INVESTMENT. "Investment" by any of the ESELCO Companies shall mean: (a) any transfer or delivery of cash, stock or other property or thing of value in exchange for indebtedness, stock or any other security of another Person; (b) any loan or advance to, or capital contribution in, any other Person; (c) any guaranty, creation or assumption of any liability or obligation of any other Person; and (d) any investments in any fixed property or fixed assets other than fixed properties and fixed assets acquired and used in the ordinary course of the business.

         1.43 KNOWLEDGE OF ESELCO. "Knowledge of ESELCO" shall mean actual knowledge of any one or more of the following named Persons and knowledge that any one or more of the following named Persons should have acquired in the ordinary course of performance of that Person's duties as a director, officer or employee of any of the ESELCO
Companies: Thomas S. Nurnberger, William R. Gregory, Allan L. Grauer, James S. Clinton, David K. Easlick, Donald Sawruk, David R. Hubbard, James L. Beedy, Steven L. Boeckman, Donald C. Wilson, Ernest H. Maas, David H. Jirikovic and Paul A. Schemanski.

         1.44 LAW. "Law" shall mean any federal, state, local or other law, rule, regulation or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder by any regulatory agencies or other Persons.

         1.45 LETTER OF INTENT. "Letter of Intent" shall mean the Letter of Intent by and between Wisconsin Energy and ESELCO dated
March 24, 1997.

         1.46 LIEN.  "Lien" shall mean, with respect to any asset:
(a) any mortgage, pledge, lien, covenant, lease or security interest; and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

         1.47 MDCI.  "MDCI" shall mean The Michigan Department of
Consumer and Industry Services-Corporation, Securities and Land
Development Bureau.

         1.48 MPSC.  "MPSC" shall mean The Michigan Public Service
Commission.

         1.49 MERGER. "Merger" shall mean the merger of Acquisition with and into ESELCO pursuant to this Agreement.

         1.50 NTS. "NTS" shall mean Northern Tree Service, Inc., a Michigan corporation and a wholly-owned subsidiary of ESELCO.

         1.51 PERMITTED LIENS. "Permitted Liens" shall mean those of the Existing Liens which are expressly noted as Permitted Liens on the Disclosure Schedule.

         1.52 PERSON. "Person" shall mean a natural person, corporation, trust, partnership, governmental entity, agency or branch or department thereof, or any other legal entity.

         1.53 PLAN OF MERGER. "Plan of Merger" shall mean the Plan of Merger between ESELCO and Acquisition in substantially the form of
Exhibit 4 attached to this Agreement.

         1.54 PROXY STATEMENT. "Proxy Statement" shall mean the proxy statement of ESELCO to be filed with the SEC and to be distributed to the ESELCO Stockholders in connection with the ESELCO Special Meeting and the approval of the Merger by the ESELCO
Stockholders, which shall also constitute the prospectus of Wisconsin Energy filed as a part of the Registration Statement.

         1.55 PUHCA. "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as the same may be in effect from time to time.

         1.56 REGISTRATION STATEMENT. "Registration Statement" shall mean a registration statement on Form S-4 to be filed under the Securities Act by Wisconsin Energy in connection with the Merger for purposes of registering the shares of Wisconsin Energy Common Stock to be issued in the Merger pursuant to Article II of this Agreement.

         1.57 SEC.  "SEC" shall mean the Securities and Exchange
Commission.

         1.58 SECURITIES ACT.  "Securities Act" shall mean the
Securities Act of 1933, as the same may be in effect from time to time.

         1.59 SUBSIDIARY. "Subsidiary" shall mean any corporation, at least a majority of the outstanding capital stock of which (of any class or classes, however designated, having ordinary voting power for the election of at least a majority of the board of directors of such corporation) shall at the time be owned by the relevant Person directly or through one or more corporations which are themselves Subsidiaries.

         1.60 WISCONSIN ENERGY.  "Wisconsin Energy" shall mean
Wisconsin Energy Corporation, a Wisconsin corporation.

         1.61 WISCONSIN ENERGY CLOSING CERTIFICATE.  "Wisconsin
Energy Closing Certificate" shall mean the Closing Certificate of
Wisconsin Energy in substantially the form of Exhibit 5 attached to this Agreement.

         1.62 WISCONSIN ENERGY COUNSEL OPINION. "Wisconsin Energy Counsel Opinion" shall mean the opinion of Quarles & Brady in substantially the form of Exhibit 6 attached to this Agreement.

         1.63 WISCONSIN ENERGY COMMON STOCK.  "Wisconsin Energy
Common Stock" shall mean shares of the common stock, $.01 par value, of Wisconsin Energy.

         1.64 WISCONSIN ENERGY SEC REPORTS. "Wisconsin Energy SEC Reports" shall mean:

              (a) Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994, September 30, 1994, March 31, 1995, June 30,
1995, September 30, 1995, March 31, 1996, June 30, 1996, September 30,
1996 and March 31, 1997;

              (b) Reports on Form 10-K for the years ended December 31, 1993, 1994, 1995 and 1996;

              (c) Proxy Statements dated March 22, 1994, April 10, 1995, August 7, 1995, April 13, 1996 and March 14, 1997;

              (d) Reports on Form 8-K dated February 1, 1994, May 3, 1995, September 25, 1995 and May 22, 1997; and

              (e) all documents filed by Wisconsin Energy with the SEC after the date of this Agreement and prior to the Effective Time of Merger pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

         1.65 OTHER TERMS. The Following terms shall have the meanings specified in the following noted Sections of this Agreement:

         TERM                          SECTION
         ----                          -------
    1986 Fee Deferral Plan               3.15
    1989 Fee Deferral Plan               3.15
    Average Wisconsin Energy Price       2.6
    CERCLA                               4.31
    Changeover Date                      3.15
    Disclosure Schedule Change           3.4
    Edison Sault Management Plan         3.15
    Effective Time of Merger             2.2
    Environmental Claim                  4.31
    Environmental Hazardous Material     4.31
    Environmental Laws                   4.31
    Environmental Permits                4.31
    Environmental Release                4.31
    ESELCO Certificates                  2.8
    ESELCO Director Plan                 3.15
    ESELCO Retiree Health Plan           3.15
    Exchange Agent                       2.8
    Exchange Fund                        2.8
    Extended Period                      3.15
    Indemnified Parties                  3.14
    Initial Termination Date             9.1
    Exchange Ratio                       2.6
    Other Offer                          3.8
    Other Transaction                    3.8
    Retirement Account Plan              3.15
    SERP                                 3.15
    Special Date                         3.8
    Special Event                        3.8
    Special Fee                          3.8
    Surviving Corporation                2.1

                                        -10

    Wisconsin Energy Directors' Plan     3.15


                                 ARTICLE II

                                 THE MERGER

         2.1 THE MERGER. This Agreement provides for the merger of Acquisition with and into ESELCO, whereby each outstanding share of ESELCO Common Stock will be converted into shares of Wisconsin Energy Common Stock as described in this Agreement. As of the Effective Time of Merger, Acquisition will be merged with and into ESELCO, which shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the Laws of the State of Michigan, and the separate existence of Acquisition shall thereupon cease. The Merger shall be pursuant to the provisions of, and shall be with the effects provided in, the Michigan Business Corporation Act.

         2.2 EFFECTIVE TIME OF MERGER. The consummation of the Merger shall be effected as promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII and
Article VIII of this Agreement and Acquisition and ESELCO will cause the Certificate of Merger and the Plan of Merger to be executed, delivered and filed with the MDCI. The Merger shall become effective at: (a) if the Closing occurs on or prior to December 30, 1997, 12:01 A.M. on January 1, 1998; or (b) if the Closing occurs after December 30, 1997, the date and time of the filing of the Certificate of Merger and the Plan of Merger with the MDCI. The date and time on which the Merger shall become effective is referred to in this Agreement as the "Effective Time of Merger".

         2.3  ARTICLES OF INCORPORATION OF SURVIVING CORPORATION.
The Articles of Incorporation of ESELCO as in effect immediately prior to the Effective Time of Merger shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with Law.

         2.4 BYLAWS OF SURVIVING CORPORATION. The Bylaws of ESELCO as in effect immediately prior to the Effective Time of Merger shall be the Bylaws of the Surviving Corporation until amended in accordance with Law.

         2.5 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The duly qualified and acting directors and officers of Acquisition immediately prior to the Effective Time of Merger shall be the directors and officers of the Surviving Corporation, to hold office as provided in the Bylaws of the Surviving Corporation.

         2.6  CONVERSION OF ESELCO COMMON STOCK.

              (a) DEFINITIONS. As used in this Agreement, the following terms shall have the meanings specified:

                   (i) "Average Wisconsin Energy Price" shall mean the average of the closing sale price per share of Wisconsin Energy Common Stock as reported on the New York Stock Exchange - Composite Transactions on each of the ten (10) consecutive trading days ending with the trading day immediately preceding the Closing Date.

                        (ii) "Exchange Ratio" shall mean that number
(carried to the fourth decimal place) obtained by dividing: (A)
$44.50; by (B) the Average Wisconsin Energy Price.

              (b) CONVERSION. At the Effective Time of Merger, and without any action on the part of the holders thereof:

                   (i) Each share of ESELCO Common Stock issued and outstanding at the Effective Time of Merger shall be converted into that number of shares of Wisconsin Energy Common Stock as is equal to the Exchange Ratio on the terms and conditions set forth in this Agreement; subject to the provisions of Section 2.8(e) of this Agreement concerning cash being paid for fractional shares.

                   (ii) Any shares of capital stock of ESELCO that are owned by any of the ESELCO Companies at the Effective Time of Merger shall be cancelled and retired and cease to exist and no Wisconsin Energy Common Stock or other consideration shall be issued or delivered in exchange therefor.

         2.7 CONVERSION OF ACQUISITION COMMON STOCK. At the Effective Time of Merger, and without any action on the part of the holders thereof, each share of common stock of Acquisition issued and outstanding at the Effective Time of Merger shall be converted into one (1) share of ESELCO Common Stock.

         2.8  EXCHANGE OF ESELCO CERTIFICATES.

              (a) EXCHANGE AGENT. As of the Effective Time of Merger, Wisconsin Energy shall act as the exchange agent for, or shall deposit, or shall cause to be deposited, with a bank or trust company designated by Wisconsin Energy (in either case, the "Exchange Agent"), for the benefit of the holders of shares of ESELCO Common Stock, for exchange in accordance with this Article II of this Agreement through the Exchange Agent, certificates representing the shares of Wisconsin Energy Common Stock (such certificates for shares of Wisconsin Energy Common Stock, together with any dividends or distributions with respect thereto and together with any cash for fractional share interests made pursuant to Section 2.8(e) of this Agreement, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section
2.6 of this Agreement in exchange for outstanding shares of ESELCO Common
Stock.

              (b)  EXCHANGE PROCEDURES.

                   (i) As soon as reasonably practicable after the Effective Time of Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of Merger represented outstanding shares of ESELCO Common Stock (the "ESELCO Certificates"): (A) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the ESELCO Certificates shall pass, only upon delivery of the ESELCO Certificates to the Exchange Agent and which shall be in such form and have such other provisions as Wisconsin Energy may reasonably specify; and (B) instructions to effect the surrender of the ESELCO Certificates in exchange for certificates representing shares of Wisconsin Energy Common Stock.

                  (ii) Upon surrender of an ESELCO Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and with such other documents as the Exchange Agent may reasonably require, the holder of such ESELCO Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Wisconsin Energy Common Stock to which such holder is entitled in respect of such ESELCO Certificate pursuant to the provisions of this Article II of this Agreement plus any cash in lieu of any fractional share interest in accordance with Section 2.8(e) of this Agreement, and the ESELCO Certificate so surrendered shall forthwith be cancelled; provided, however, that fractional share interests of any one holder shall be aggregated to maximize the number of whole shares of Wisconsin Energy Common Stock to be issued and minimize the fractional interests to be paid in cash as provided in Section 2.8(e) of this Agreement.

                (iii) In the event of a transfer of ownership of shares of ESELCO Common Stock which is not registered in the transfer records of ESELCO, a certificate representing the proper number of shares of Wisconsin Energy Common Stock may be issued to the transferee if the ESELCO Certificate which represented such shares of ESELCO Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

                 (iv)  Until surrendered as contemplated by this
Section 2.8 of this Agreement, each ESELCO Certificate shall be deemed at all times after the Effective Time of Merger to represent only the right to receive upon surrender a certificate representing shares of Wisconsin Energy Common Stock and cash in lieu of any fractional share interest as contemplated by Section 2.8(e) of this Agreement.

              (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time of Merger with respect to Wisconsin Energy Common Stock with a record date after the Effective Time of Merger shall be paid to the holder of any unsurrendered ESELCO Certificate with respect to the shares of Wisconsin Energy Common Stock represented thereby, and no cash payment in lieu of a fractional share shall be paid to any such holder pursuant to Section 2.8(e) of this Agreement, until the holder of such ESELCO Certificate shall surrender such ESELCO Certificate. Subject to the effect of any applicable Law, following surrender of any such ESELCO Certificate, there shall be paid to the holder of the certificate representing whole shares of Wisconsin Energy Common Stock issued in exchange therefor, without interest: (i) promptly, the amount of any cash payable with respect to a fractional share interest to which such holder is entitled pursuant to Section 2.8(e) of this Agreement and the amount of dividends or other distributions with a record date after the

Effective Time of Merger theretofore paid with respect to such whole shares of Wisconsin Energy Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of Merger but prior to surrender and a payment date occurring after surrender payable with respect to such whole shares of Wisconsin Energy Common Stock.

              (d) NO FURTHER RIGHTS IN ESELCO COMMON STOCK. All shares of Wisconsin Energy Common Stock issued upon conversion of the ESELCO Common Stock in accordance with the terms of this Agreement (and any cash paid pursuant to Section 2.8(e) of this Agreement) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the ESELCO Common Stock.

              (e) NO FRACTIONAL SHARES. No fractional shares of Wisconsin Energy Common Stock shall be issued in the Merger. All fractional share interests of a holder of more than one ESELCO Certificate at the Effective Time of Merger shall be aggregated. If a fractional share interest results after such aggregation, each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest by the Average Wisconsin Energy Price. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall notify Wisconsin Energy and Wisconsin Energy shall make available such amounts to such holders subject to and in accordance with the terms of
Section 2.8(c) of this Agreement.

              (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the ESELCO Stockholders as of a date which is six months after the Effective Time of Merger shall be delivered to Wisconsin Energy, upon demand, and any ESELCO Stockholders who have not theretofore complied with this Article II of this Agreement shall thereafter look only to Wisconsin Energy for payment of their claim for shares of Wisconsin Energy Common Stock, any cash in lieu of fractional share interests and any dividends or distributions with respect to Wisconsin Energy Common Stock.

              (g) NO LIABILITY. Neither the Exchange Agent nor any party to this Agreement shall be liable to any ESELCO Stockholder for any shares of ESELCO Common Stock or Wisconsin

Energy Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

              (h) WITHHOLDING RIGHTS. Wisconsin Energy shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any ESELCO Stockholder such amounts as Wisconsin Energy is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by Wisconsin Energy, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the ESELCO Stockholder in respect of which such deduction and withholding was made by Wisconsin Energy.

              (i) BOOK ENTRY. Notwithstanding any other provision of this Agreement, the letter of transmittal referred to in Section 2.8(b) of this Agreement may, at the option of Wisconsin Energy, provide for the ability of a holder of one or more ESELCO Certificates to elect that Wisconsin Energy Common Stock to be received in exchange for the ESELCO Common Stock formerly represented by such surrendered ESELCO Certificates be issued in uncertificated form or to elect that such Wisconsin Energy Common Stock be credited to an account established under the dividend reinvestment and stock purchase plan of Wisconsin Energy.

         2.9 STOCK TRANSFER BOOKS. At the Effective Time of Merger, the stock transfer books of ESELCO shall be closed and there shall be no further registration of transfers of shares of ESELCO Common Stock thereafter on the records of ESELCO. From and after the Effective Time of Merger, the holders of ESELCO Certificates outstanding immediately prior to the Effective Time of Merger shall cease to have any rights with respect to such shares of ESELCO Common Stock except as otherwise provided in this Agreement or by Law.

         2.10 REORGANIZATION; POOLING. The parties intend that this Agreement be a plan of reorganization within the meaning of Section 368(a) of the Code and that the Merger be a tax free reorganization under Section 368(a) of the Code and that the Merger qualify for pooling of interests accounting treatment.

         2.11 DISSENTERS' RIGHTS. The parties are proceeding on the basis that the ESELCO Stockholders shall have no dissenters' or appraisal rights in connection with the Merger and the transactions described in this Agreement based on Section 450.1762(2)(b) of the Michigan Business Corporation Act.

                                ARTICLE III

                              OTHER AGREEMENTS

         3.1 PROXY STATEMENT AND REGISTRATION STATEMENT. Wisconsin Energy and ESELCO will prepare and file with the SEC the Registration Statement and the Proxy Statement as soon as reasonably practicable after the date of this Agreement. Wisconsin Energy and ESELCO shall use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Wisconsin Energy and ESELCO shall also take such action as may be reasonably required to cause the shares of Wisconsin Energy Common Stock issuable pursuant to the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities Laws; provided, however, that Wisconsin Energy shall not be required to qualify as a foreign corporation or to file any general consent to service of process under the Laws of any jurisdiction or to comply with any other requirements deemed by Wisconsin Energy to be unduly burdensome. Each party to this Agreement will furnish to the other parties all information concerning itself as each such other party or its counsel may reasonably request and which is required or customary for inclusion in the Proxy Statement and the Registration Statement.

         3.2 APPROVAL OF ESELCO STOCKHOLDERS. ESELCO shall as soon as reasonably practicable: (a) take all steps necessary duly to call, give notice of, convene and hold the ESELCO Special Meeting; (b) distribute the Proxy Statement, which shall also constitute the prospectus of Wisconsin Energy included in the Registration Statement, to the ESELCO Stockholders in accordance with applicable Federal and state Law and with its Articles of Incorporation and Bylaws; (c) subject to the provisions of Section 3.8(d) of this Agreement, recommend to the ESELCO Stockholders the approval of this Agreement and the transactions contemplated by this Agreement and such other matters as may be submitted to the ESELCO Stockholders in connection with this

Agreement; and (d) cooperate and consult with Wisconsin Energy with respect to each of the foregoing matters.

         3.3  ACCESS.

              (a) ACCESS. Upon reasonable notice, ESELCO shall, and shall cause Edison Sault, ESEG and NTS to, afford to the agents, accountants, attorneys and representatives of Wisconsin Energy reasonable access to all of its books, records, financial information, facilities, key personnel and other documents and materials; provided that such access shall be upon reasonable notice and during normal business hours of the ESELCO Companies.

              (b) CONFIDENTIALITY AGREEMENT. ESELCO and Wisconsin Energy agree that the provisions of the Confidentiality Agreement shall remain in full force and effect; provided that: (i) the phrase "three years from the date hereof" in the second full paragraph on page 2 of the Confidentiality Agreement is amended to read as follows:
"beginning on January 16, 1997 and ending on that date which is the later of January 16, 1999 or that date which is one year after the termination of the Amended and Restated Agreement and Plan of Reorganization between ESELCO and Wisconsin Energy"; and (ii) at the Effective Time of Merger, the Confidentiality Agreement shall be deemed to have terminated without further action by the parties.

         3.4  DISCLOSURE SCHEDULE.

              (a) DISCLOSURE SCHEDULE. On May 13, 1997, ESELCO delivered to Wisconsin Energy the Disclosure Schedule, which was accompanied by a certificate signed by the President and Chief Executive Officer and the Secretary of ESELCO stating the Disclosure Schedule was delivered pursuant to this Agreement and was the Disclosure Schedule referred to in this Agreement. The Disclosure
Schedule is deemed to constitute an integral part of this Agreement and to modify the representations, warranties, covenants or agreements of ESELCO contained in this Agreement.

              (b) UPDATES. Prior to the Closing Date, ESELCO shall update the Disclosure Schedule on a monthly basis by written notice to Wisconsin Energy to reflect any matters which have occurred from and after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be described in the Disclosure Schedule. If requested by

Wisconsin Energy within 14 calendar days after receipt of an update to the Disclosure Schedule, ESELCO shall meet and discuss with Wisconsin Energy any change in the Disclosure Schedule made by ESELCO which, in the reasonable judgment of Wisconsin Energy, has or may have an ESELCO Material Adverse Effect or which may be materially adverse in any manner to Wisconsin Energy (a "Disclosure Schedule Change"). If the parties cannot resolve any differences regarding a Disclosure Schedule Change within a reasonable period of time (not to exceed 30 calendar days after receipt of an update to the Disclosure Schedule) Wisconsin Energy may terminate this Agreement. If Wisconsin Energy does not terminate this Agreement pursuant to this Section 3.4(b) of this Agreement, the relevant Disclosure Schedule Changes shall be deemed to be accepted by Wisconsin Energy and Wisconsin Energy shall no longer have any right to terminate this Agreement based on such Disclosure Schedule Changes except to the extent otherwise provided in Section 7.5 of this Agreement with respect to such Disclosure Schedule Change.

         3.5 DUTIES CONCERNING REPRESENTATIONS. Each party to this Agreement shall: (a) to the extent within its control, use reasonable efforts to cause all of its representations and warranties contained in this Agreement to be true and correct in all respects at the Effective Time of Merger with the same force and effect as if such representations and warranties had been made at and as of the Effective Time of Merger; and (b) use reasonable efforts to obtain any third party consents or approvals required by this Agreement and to cause all of the conditions precedent set forth in Articles VII and VIII of this Agreement to be satisfied.

         3.6 DELIVERIES OF INFORMATION; CONSULTATION. From time to time prior to the Effective Time of Merger:

              (a) DELIVERIES BY ESELCO. ESELCO shall furnish promptly to Wisconsin Energy: (i) a copy of each report, schedule and other document filed by it or received by it pursuant to the requirements of federal or state securities Laws or any other applicable Laws promptly after such documents are available; (ii) the monthly consolidated and consolidating financial statements of the ESELCO Companies (as prepared by ESELCO in accordance with its normal accounting procedures) promptly after such financial statements are available; (iii) a summary of any action taken by the Board of Directors, or any committee thereof, of any of the ESELCO Companies; and (iv) all other information concerning the business, properties and personnel of any of the ESELCO Companies as Wisconsin Energy may reasonably request.

              (b) DELIVERIES BY WISCONSIN ENERGY. Wisconsin Energy shall promptly furnish to ESELCO a copy of each report, schedule and other document filed by Wisconsin Energy with the SEC pursuant to the requirements of federal securities Laws promptly after such documents are available.

              (c)  CONSULTATION.  ESELCO shall, and shall cause
Edison Sault, ESEG and NTS to, confer and consult with representatives of Wisconsin Energy and its Subsidiaries on a regular and frequent basis to report on operational matters, environmental remediations and other environmental matters and the general status of ongoing business operations of the ESELCO Companies.

              (d) REGULATORY MATTERS. ESELCO shall, and shall cause Edison Sault, ESEG and NTS to, discuss with Wisconsin Energy any changes in the rates, charges, standards of service or accounting of any of the ESELCO Companies from those in effect on the date of this Agreement and consult with Wisconsin Energy prior to making any filing (or amendment thereto), or effecting any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto.

              (e) FRANCHISES, ETC. ESELCO shall, and shall cause Edison Sault, ESEG and NTS to, use all reasonable efforts to maintain in effect and renew all existing franchises, certificates of convenience and necessity and other permits, as the case may be, pursuant to which any of the ESELCO Companies operates in its service territories. ESELCO shall notify Wisconsin Energy promptly in the event that it becomes aware of: (i) any problem, complaint or proceeding which could result in the termination or non-renewal of any such franchise, certificate of convenience and necessity or permit; or (ii) any significant complaint to the MPSC or any of the ESELCO Companies by a customer of any of the ESELCO Companies or by any other Person concerning the rates, billings, service or any other matter relating to the business of any of the ESELCO Companies.

              (f) LITIGATION. Each party to this Agreement shall provide prompt notice to the other parties of any litigation, arbitration, proceeding, governmental investigation, citation or action of any kind which may be commenced, threatened or proposed by any Person concerning the legality, validity or propriety of the transactions contemplated by this Agreement. If any such litigation is commenced against any party to this Agreement, the parties shall cooperate in all respects in connection with such litigation and Wisconsin Energy shall have the right to assume the defense thereof at its cost and expense and, if Wisconsin Energy does assume such defense, it shall confer regularly with ESELCO and shall not settle any such litigation without the prior consent of ESELCO, which consent shall not be unreasonably withheld.

              (g) DELIVERY OF ESELCO STOCKHOLDER LIST. ESELCO shall: (a) deliver to Wisconsin Energy a list of all outstanding options to acquire any shares of ESELCO Common Stock, the names of the Persons holding such options and the terms and conditions of each such option; (b) deliver to Wisconsin Energy a list of all outstanding restricted shares of ESELCO Common Stock, the names of the Persons holding such shares and the terms and conditions of each such arrangement; and (c) after the approval of this Agreement by the ESELCO Stockholders at the ESELCO Special Meeting, arrange to have its transfer agent deliver to Wisconsin Energy or its designee a true and complete list setting forth the names and addresses of the ESELCO Stockholders, their holdings of stock as of the latest practicable date, and such other shareholder information as Wisconsin Energy may request.

         3.7 AFFILIATES; ACCOUNTING AND TAX TREATMENT. ESELCO shall advise the Affiliates of the resale restrictions imposed by applicable securities Laws and required to cause the Merger to qualify for pooling-of-interests accounting treatment, and shall obtain from each Affiliate an executed Affiliate Letter. ESELCO shall obtain an executed Affiliate Letter from any Person who becomes an Affiliate of ESELCO after the date of this Agreement and on or prior to the Effective Time of Merger. ESELCO and Wisconsin Energy will each use its respective reasonable best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment and as a reorganization under Section 368(a) of the Code.

         3.8  OTHER TRANSACTIONS.

              (a) DEFINITIONS. As used in this Agreement, the following terms shall have the meanings specified:

                   (i)   "Other Offer" shall mean any inquiry,
proposal or offer relating in any manner to an Other Transaction.

                   (ii) "Other Transaction" shall mean any of the following on or prior to the Special Date, other than the Merger as contemplated by this Agreement: (A) a merger, consolidation, share exchange, exchange of securities, reorganization, business combination or other similar transaction involving any of the ESELCO Companies; (B) a sale, transfer or other disposition of all or a significant portion of the assets of any of the ESELCO Companies in a single transaction or series of related transactions;
(C) a sale of, or tender offer or exchange offer for, or acquisition by any Person or group of beneficial owners of, a substantial interest in the outstanding capital stock of any of the ESELCO Companies in a single transaction or series of related transactions; or (D) a public announcement of a proposal, plan, intention or agreement to do any of the foregoing.

                   (iii) "Special Date" shall mean that date which is the later of: (A) January 16, 1999; or (B) six (6) months after the date of termination of this Agreement.

                   (iv) "Special Event" shall mean any of the following to occur on or prior to the Special Date: (A) a Person unrelated to Wisconsin Energy has consummated, or has publicly announced or proposed (and subsequently consummates after the Special Date), an Other Transaction; or
(B) any of the ESELCO Companies has entered into an agreement with respect to an Other

Transaction; or (C) ESELCO shall have terminated this Agreement for the purpose of pursuing an Other Offer or Other Transaction.

              (b) TERMINATION OF DISCUSSIONS. ESELCO shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted prior to the date of this Agreement with respect to any Other Transaction, except that ESELCO may notify such other parties that the discussions and negotiations are terminated.

              (c) NON SOLICITATION. ESELCO shall not, and shall not permit its Subsidiaries or officers, directors, employees, agents or other representatives of any of the ESELCO Companies (including, without limitation, any investment banker, attorney or accountant retained or engaged by any of the ESELCO Companies) to, solicit, initiate, facilitate, encourage, negotiate with respect to, discuss or agree to, any Other Offer or any Other Transaction, except to the extent required by the fiduciary duties of ESELCO's officers and Board of Directors under applicable Law if so advised by a written opinion of outside counsel. ESELCO shall notify Wisconsin Energy orally and in writing within twenty-four (24) hours following receipt by the Chairman of the Board or President of ESELCO of any Other Offer, including the terms and conditions of any such Other Offer and the Person making such Other Offer, except to the extent that ESELCO may be prohibited from so doing by a Contract entered into prior to March 24, 1997. ESELCO shall give Wisconsin Energy five (5) calendar days prior notice and an opportunity to negotiate with ESELCO before entering into, executing or agreeing to any Other Offer or Other Transaction. Nothing in this Section 3.8 of this Agreement shall prohibit ESELCO from taking and disclosing to the ESELCO Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to an Other Transaction by means of a tender offer.

              (d) TERMINATION. ESELCO may, by notice to Wisconsin Energy at any time prior to the Effective Time of Merger, terminate this Agreement if ESELCO enters into, executes or agrees to an Other Offer or Other Transaction following a determination by the Board of Directors of ESELCO on the written advice of counsel that such action is required by its fiduciary duties under applicable Law and compliance by ESELCO with the provisions of Section 3.8(c) of this Agreement.

              (e) SPECIAL FEE. In order to induce Wisconsin Energy to enter into this Agreement and to compensate Wisconsin Energy for the time and expenses incurred in connection with this Agreement and the Merger and the losses suffered by Wisconsin Energy from foregone opportunities, ESELCO shall pay a "Special Fee" equal to $2,000,000 to Wisconsin Energy in immediately available funds within five (5) business days after the occurrence of a Special Event.

              (f) TERMINATION OF SECTION 3.8(E). There shall be no Special Fee payable as a result of a Special Event which occurs after this Agreement is terminated:

                   (i)   by Wisconsin Energy and ESELCO pursuant to
Section 9.1(a) of this Agreement; or

                   (ii) by Wisconsin Energy pursuant to Section 9.1(b) of this Agreement based on a failure of either or both of the conditions specified in Section 7.4 or 7.5 of this Agreement except if such failure of condition results from any wilful or intentional acts of any of the ESELCO Companies; or

                   (iii) by Wisconsin Energy pursuant to Section
9.1(f) of this Agreement.

         3.9 LETTER OF ESELCO'S ACCOUNTANTS. ESELCO shall use its reasonable best efforts to cause to be delivered to Wisconsin Energy a letter of Arthur Andersen LLP, ESELCO's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Wisconsin Energy, in form and substance reasonably satisfactory to Wisconsin Energy and customary in scope and substance for cold comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         3.10 LETTER OF WISCONSIN ENERGY'S ACCOUNTANTS. Wisconsin Energy shall use its reasonable best efforts to cause to be delivered to ESELCO a letter of Price Waterhouse LLP, Wisconsin Energy's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to ESELCO, in form and substance reasonably satisfactory to ESELCO and customary in scope and substance for cold comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         3.11 LEGAL CONDITIONS TO MERGER. Each party to this Agreement will: (a) take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger (including making all filings and requests in connection with approvals of or filings with any governmental entity as described in Sections 7.9 and 8.8 of this Agreement and furnishing all information required in connection therewith); (b) promptly cooperate with and furnish information to the other parties in connection with any such requirements imposed upon any of them in connection with the Merger; and (c) take all reasonable actions necessary to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental entity or other public or private Person, required to be obtained or made by the parties to this Agreement in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

         3.12 STOCK EXCHANGE LISTING. Wisconsin Energy shall use its reasonable best efforts to cause the shares of Wisconsin Energy Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

         3.13 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by Law, ESELCO, Acquisition and Wisconsin Energy will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and, except as may be required by Law, shall not issue any public announcement or statement with respect thereto prior to consultation with the other parties.

         3.14 INDEMNIFICATION AND INSURANCE.

              (a)  INDEMNIFICATION.  From and after the Effective
Time of Merger, Wisconsin Energy shall cause ESELCO (and successors to ESELCO) to indemnify and hold harmless each present and former employee, agent, director or officer of any of the ESELCO Companies and the heirs, successors and assigns of such Persons (the "Indemnified Parties") against any amounts incurred by such Indemnified Parties, including without limitation, losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys fees incurred in defense or otherwise), judgments and amounts paid in settlement, in connection with any claim, action, suit, proceeding or investigation arising out of or relating to the transactions described in this Agreement and any which arise out of or relate to an Indemnified Party having served as a committee member, director, officer, employee or agent of any of the ESELCO Companies, or as a trustee or fiduciary of any Employee Benefit Plans or otherwise on behalf of any of the ESELCO Companies, whether asserted or commenced prior to or after the Effective Time of Merger. Such indemnification shall be in accordance with, and substantially equivalent to, the indemnification provided from time to time by Subsidiaries of Wisconsin Energy to employees, agents, directors and officer of Subsidiaries of Wisconsin Energy.

              (b) INSURANCE. For at least three (3) years from and after the Effective Time of Merger, Wisconsin Energy shall maintain, or shall cause to be maintained, in effect directors and officers insurance covering those Persons covered by ESELCO's directors and officers insurance as of the date of this Agreement. This directors and officers insurance shall be not less in terms of coverage and amount as the insurance that ESELCO has in effect covering officers and directors on the date of this Agreement.

         3.15 EMPLOYMENT MATTERS.

              (a) EDISON SAULT MANAGEMENT PENSION PLAN. Within a reasonable period of time after the Effective Time of Merger, Wisconsin Energy shall cause the Pension Plan for Management Employees of Edison Sault (the "Edison Sault Management Plan") to be merged into the Wisconsin Electric Power Company Retirement Account Plan (the
"Retirement Account Plan") and the Retirement Account Plan to be amended to provide that employees of Edison Sault who were covered under the Edison Sault Management Plan and who became covered under the Retirement Account Plan by reason of such merger and who subsequently terminate on or prior to December 31, 2010 with a 100% fully vested interest shall be entitled to an accrued pension benefit not less than what they would have received had the provisions of the Edison Sault Management Plan as in existence as of the Effective Time of Merger continued to apply to them (except that Wisconsin Energy reserves the right to provide all or part of such accrued pensions benefits by means of a non-qualified pension plan to the extent necessary to maintain, in the reasonable judgment of Wisconsin Energy, the tax qualified status of the Retirement Account Plan).

              (b) EDISON SAULT EMPLOYEE INCENTIVE INVESTMENT AND STOCK OWNERSHIP PLAN. Within a reasonable period of time after the Effective Time of Merger, Wisconsin Energy shall cause the Employee Incentive Investment and Stock Ownership Plan of Edison Sault to be merged into the Wisconsin Electric Power Company Employees Savings Plan and shall extend such Savings Plan to the employees of the ESELCO Companies.

              (c) SPECIAL EARLY RETIREMENT WINDOW PROGRAM. Prior to or after the Effective Time of Merger, but prior to the merger of any defined benefit pension plan of Edison Sault which is used in connection with a special voluntary early window program, Edison Sault may proceed with a special voluntary early retirement window program in accordance with the program described in the Disclosure Schedule.

              (d) SEVERANCE AGREEMENTS. After the Effective Time of Merger, Wisconsin Energy shall cause Edison Sault to honor all obligations which may be incurred by Edison Sault under the nine Executive Severance Agreements identified on the Disclosure Schedule, subject to the terms thereof, which would cause such obligations to expire regarding any individual who elected a special early retirement benefit under the program described in Section 3.15(c) of this Agreement.

              (e) COMPANY CARS. After the Effective Time of Merger, Wisconsin Energy will cause the ESELCO Companies to continue a company car policy with respect to those employees who are determined from time-to-time to have an operational need therefor and regarding the other individuals who are currently provided with company cars as of the Effective Time of Merger, to allow them to either continue to use the same until the end of the useful life thereof, with an option at the end of such useful life to buy the same at the lower of book or market value, or to elect to discontinue use of the same and receive such increase in compensation as is determined to be appropriate in the sole discretion of the employer.

              (f) RETIREE HEALTH CARE PLAN. After the Effective Time of Merger, Wisconsin Energy will cause the retiree health care program then in effect at the ESELCO Companies (the "ESELCO Retiree Health Plan") to be continued, subject to and in accordance with its terms (including any reserved right to amend or terminate the same), with respect to individuals who were already retired at such time and with respect to those who retire or otherwise terminate from the service of the ESELCO Companies in such manner as to entitle them to benefit from such program, until at least one year from the Effective Time of Merger (the "Changeover Date"), with such individuals (both those already retired and those who subsequently retire) to pay forty-five percent (45%) of the cost thereof, except for the classes of individuals identified in the Disclosure Schedule who will only be obligated to pay forty percent (40%). From the Changeover Date until December 31, 2004 (the "Extended Period"), Wisconsin Energy will cause the ESELCO Companies to continue the same program of benefits and, at least for purposes of measuring retiree contributions, at the same total premium costs, with both such benefits and costs to be subject to change from time to time as would occur pursuant to the underlying health insurance contracts in effect immediately prior to the Changeover Date (whether or not those insurance contracts are actually continued in force), and retiree contributions shall be fifty percent (50%) of such costs. During the Extended Period, Wisconsin Energy may in its discretion cause the ESELCO Companies to provide such benefits either by a continuation of the health insurance contracts in effect immediately prior to the Changeover Date under the ESELCO Retiree Health Plan, use of a self-insured arrangement, or otherwise.

              (g) OTHER BENEFITS. Within a reasonable period of time after the Effective Time of Merger and subject to the collective bargaining obligations of Edison Sault, Wisconsin Energy shall cause other benefit plans and programs substantially similar to those in effect at Wisconsin Electric Power Company for employees generally (including severance benefits) to be extended to employees of the ESELCO Companies and shall extend past service credit for purposes of eligibility to participate, vesting and benefit accruals under such benefit plans and programs for service with the ESELCO Companies before the Effective Time of Merger, provided that such crediting of service shall not operate to duplicate any benefit or the funding of any benefit, and provided further that any vacation entitlements in existence at the Effective Time of Merger under any policy of the ESELCO Companies with respect to officers shall not be decreased after the Effective Time of Merger.

              (h) RELOCATION EXPENSES FOR TRANSFERRED MANAGEMENT EMPLOYEES. Wisconsin Energy will cause the ESELCO Companies to establish a special relocation expense reimbursement plan for such of the management employees of Edison Sault as are requested to relocate as a result of the transactions described in this Agreement substantially similar to such program as may then be in effect at Wisconsin Electric Power Company.

              (i) SERP. Edison Sault shall take all necessary actions to terminate the Supplemental Executive Retirement Plan of Edison Sault Electric Company (the "SERP"), as of the Effective Time of Merger and shall continue to remain obligated to pay benefits in the amount earned under the SERP as of the termination date to those participants who would be eligible to receive benefits if their employment had been then terminated. Edison Sault shall obtain the consent of each other current participant who may have earned benefits under the SERP but who would not be eligible to receive such benefits if his employment had terminated on the date of termination of the SERP to receipt of an immediate single lump sum distribution of reasonably equivalent actuarial value in lieu of and in complete satisfaction of any other obligation to such individual under the SERP (with such lump sum to be increased to take into account the tax impact thereof, assuming the maximum combined federal, Michigan and employee Medicare tax rates in effect as of the Effective Time of Merger, net of the federal income tax benefit of the state tax, the intent of such increase being to leave each such individual with an amount which, after payment of such taxes under the assumption above, would be equal to such single lump sum distribution.

              (j) DIRECTOR'S RETIREMENT PLAN. ESELCO shall take all necessary actions to terminate the ESELCO, Inc. Director's Retirement Plan (the "ESELCO Director Plan") as of the Effective Time of Merger. After the Effective Time of Merger,

Wisconsin Energy shall cause ESELCO to continue to honor all obligations under the ESELCO Director Plan as in effect at such termination.

              (k) DIRECTOR'S FEE DEFERRAL PLANS. (i) With respect to the Edison Sault Electric Company Director's Fee Deferral Plan effective as of October 1, 1989 (the "1989 Fee Deferral Plan"), ESELCO shall cause Edison Sault to take all necessary actions to discontinue recognizing further fee deferrals and to amend such Plan as of the Effective Time of Merger as follows:

    (A) to provide that all future earnings on the deferred fee account balances will be identical to the interest rates or other methods allowed to participants under the Wisconsin Energy Directors' Deferred Compensation Plan (the "Wisconsin Energy Directors' Plan") from time to time;

    (B)  to eliminate Section B(17) of Article I and Section B(3) of
         Article III; and

    (C) to make the methods of payment identical to the methods allowed to participants and beneficiaries under the Wisconsin Energy Directors' Plan.

ESELCO shall also cause Edison Sault to take all necessary actions, simultaneously with the foregoing amendments, to terminate the 1989 Fee Deferral Plan as of the Effective Time of Merger. After the Effective Time of Merger, Wisconsin Energy shall cause Edison Sault to continue to honor all obligations under the 1989 Fee Deferral Plan, as so amended and as in effect at such termination.

         (ii)  With respect to the Edison Sault Electric Company
ESELCO Director's Fee Deferral Plan as of January 1, 1986 (the "1986
Fee Deferral Plan"), ESELCO shall cause Edison Sault to take all necessary actions to discontinue recognizing further fee deferrals and to amend such Plan as of the Effective Time of Merger to eliminate Section B(17) of Article I and Section B(3) of Article III. ESELCO shall also cause Edison Sault to take all necessary actions, simultaneously with the foregoing amendments, to terminate the 1986
Fee Deferral Plan, as of the Effective Time of Merger. After the Effective Time of Merger, Wisconsin Energy shall cause Edison Sault to continue to honor all obligations under the 1986 Fee Deferral Plan, as so amended and as in effect at such termination.

              (l) LABOR AGREEMENTS. Prior to and after the Effective Time of Merger, Edison Sault shall, and after the Effective Time of Merger, Wisconsin Energy shall cause Edison Sault to, continue to honor all collective bargaining agreements to which it is a party, subject to the terms thereof, it being acknowledged that the current collective bargaining agreements in effect as of the date of execution of this Agreement expire on October 21, 1998.


                                 ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF ESELCO

         ESELCO hereby represents and warrants to Wisconsin Energy and Acquisition that, except as set forth in the Disclosure Schedule:

         4.1  ORGANIZATION; BUSINESS.

              (a) ORGANIZATION. Each of the ESELCO Companies is a corporation duly and validly organized and existing and in good standing under the Laws of the State of Michigan. Each of the ESELCO Companies is qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of property or the conduct of its business requires qualification as a foreign corporation by it, except where the failure to so qualify does not and will not have an ESELCO Material Adverse Effect.

              (b) CORPORATE POWER AND AUTHORITY. Each of the ESELCO Companies has full corporate power and authority and all franchises, permits, licenses, approvals, authorizations, registrations, certificates of convenience and necessity, grants and orders necessary to carry on its business as it is now conducted and to own, lease and operate its assets and properties.

              (c) REGULATION. ESELCO is an exempt holding company under Section 3(a)(1) of PUHCA. Edison Sault is regulated as a public utility in the State of Michigan and is not subject to regulation in any other state. ESELCO, ESEG and NTS are not regulated as public utilities or subject to such regulation by any state.

              (d) BUSINESS OF ESELCO. The only business conducted by ESELCO is the ownership of the capital stock of, and providing services to and guarantees for, Edison Sault, ESEG and NTS.

              (e) BUSINESS OF EDISON SAULT. The only business conducted by Edison Sault is the generation, distribution, transmission and sale of electricity, and service incidental thereto, to approximately 22,000 residential, commercial and industrial customers in the Eastern portion of the Upper Peninsula of the State of Michigan. Edison Sault conducts its business within its service areas pursuant to rate schedules and applicable rules and regulations of Edison Sault duly authorized and approved and filed with the MPSC.

              (f) ASSETS OF EDISON SAULT. Edison Sault owns or has the right to use all property, real or personal, tangible or intangible, which it uses in the operation of its business and to permit it to render electric utility services within the service areas in which it carries on its business as it is now being conducted.

              (g) BUSINESS OF ESEG. ESEG is currently inactive but, upon appropriate FERC approval, the only business conducted by ESEG will be the ownership of submarine cables under the Straits of Mackinac which are leased to Edison Sault.

              (h) BUSINESS OF NTS. The only businesses conducted by NTS are the provision of tree removal and tree trimming services and the ownership of a radio tower near Engadine, Michigan.

              (i) ARTICLES OF INCORPORATION AND BYLAWS. Copies of the Articles of Incorporation and Bylaws of each of the ESELCO Companies, as amended, certified by the Secretary of ESELCO as of the date of this Agreement, are being delivered by ESELCO to Wisconsin Energy contemporaneously with the execution and delivery of this Agreement and such copies are complete and correct copies of such documents in effect as of the date of this Agreement.

         4.2  CAPITALIZATION.

              (a) CAPITALIZATION OF ESELCO. The entire authorized capital stock of ESELCO consists of: (i) 3,000,000 shares of Common Stock (which will be increased to 9,840,000 shares under an amendment to ESELCO's Articles of Incorporation to be voted upon at ESELCO's 1997 Annual Meeting of Stockholders), $0.01 par value, of which 1,593,180 shares will be issued and outstanding following payment of ESELCO's 3% stock dividend which was declared on March 13, 1997 and is payable on May 15, 1997, and none of such shares are held by any of the ESELCO Companies; and (ii) 160,000 shares of Preferred Stock, $0.01 par value, none of which are issued and outstanding.

              (b) CAPITALIZATION OF EDISON SAULT. The entire authorized capital stock of Edison Sault consists of: (i) 3,000,000 shares of Common Stock, $1.00 par value, of which 673,929 shares are issued and outstanding, all of which are owned by ESELCO; and (ii) 160,000 shares of Preferred Stock, $25.00 par value, none of which are issued and outstanding.

              (c) CAPITALIZATION OF ESEG. The entire authorized capital stock of ESEG consists of 100 shares of Common Stock, $0.01 par value, of which 100 shares are issued and outstanding, all of which are owned by ESELCO.

              (d) CAPITALIZATION OF NTS. The entire authorized capital stock of NTS consists of 100 shares of Common Stock, $0.01 par value, of which 100 shares are issued and outstanding, all of which are owned by ESELCO.

              (e) OUTSTANDING CAPITAL STOCK. All of the outstanding capital stock of each of the ESELCO Companies is duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. There are no options, warrants, conversion rights or other rights to subscribe for or purchase, or other contracts with respect to, any capital stock of any of the ESELCO Companies.

              (f) ESELCO DRIP. The ESELCO DRIP has been suspended in accordance with its terms by ESELCO effective as of May 15, 1997 and will be terminated at the Effective Time of Merger. All shares of ESELCO Common Stock held in the ESELCO DRIP have been or will be properly allocated to the accounts of Persons who were participants in the ESELCO DRIP, are recorded in book-entry form and, subject to earlier withdrawal in accordance with the terms of the ESELCO DRIP, will be held in the ESELCO DRIP until the Effective Time of Merger. All shares of ESELCO Common Stock held in the ESELCO DRIP at the Effective Time of Merger shall be converted into shares of Wisconsin Energy Common Stock as provided in Section 2.6 of this Agreement. If Wisconsin Energy provides such an election pursuant to Section 2.8(i) of this Agreement, participants in the ESELCO DRIP who elect to have such Wisconsin Energy Common Stock credited to accounts established for them under Wisconsin Energy's dividend reinvestment and stock purchase Plan shall have their ESELCO DRIP shares converted into the number of whole shares and any fractional share of Wisconsin Energy Common Stock resulting from the application of the Exchange Ratio, instead of having any such fractional share paid in cash as provided in Section 2.8(e) of this Agreement.

         4.3 AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance of this Agreement and all of the documents and instruments required by this Agreement to be executed and delivered by ESELCO are within the corporate power of ESELCO and: (a) have been duly authorized by the unanimous vote of the Board of Directors of ESELCO; and (b) upon the approval of the ESELCO Stockholders, shall be duly authorized by all necessary corporate action. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by ESELCO will be, when executed and delivered by ESELCO, the valid and binding obligations of ESELCO, enforceable against ESELCO in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles.

         4.4 NO VIOLATION OR CONFLICT. Subject to the receipt of the approvals and consents described in Section 8.8 of this Agreement, the execution, delivery and performance of this Agreement by ESELCO do not and will not conflict with or violate any Law, the Articles of Incorporation or Bylaws of any of the ESELCO Companies or any Existing Contract.

         4.5 TITLE TO ASSETS. Each of the ESELCO Companies owns good and valid title to the assets and properties which it owns or purports to own, free and clear of any and all Liens, except: (a) the Existing Liens on the date of this Agreement; and (b) the Permitted Liens on the Closing Date.

         4.6 LITIGATION. Except for the Existing Litigation: (a) there is no litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of ESELCO, proposed or threatened, against or relating to any of the ESELCO Companies, nor, to the Knowledge of ESELCO, is there any basis for any such action; and (b) there are no actions, suits or proceedings pending or, to the Knowledge of ESELCO, proposed or threatened, against any of the ESELCO Companies by any Person which question the legality, validity or propriety of the transactions contemplated by this Agreement.

         4.7  ESELCO SEC REPORTS AND BOOKS AND RECORDS.

              (a) ESELCO SEC REPORTS. The ESELCO SEC Reports: (i) include all reports, definitive proxy statements and amendments thereto filed or required to be filed by ESELCO with the SEC since January 1, 1994; and (ii) did not or will not, as the case may be, contain as of their respective dates any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (b) FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of ESELCO included in the ESELCO SEC Reports have been or will be, as the case may be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited interim statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of the ESELCO Companies as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

              (c) BOOKS AND RECORDS. The minute books of each of the ESELCO Companies contain correct and complete records of all actions taken by the stockholders and the Board of Directors

(including committees of the Board) of each of the ESELCO Companies, and all signatures contained therein are the true signatures of the Persons whose signatures they purport to be. The share transfer books of each of the ESELCO Companies are correct, complete and current in all respects. The accounting books and records of each of the ESELCO
Companies:  (i) are in all material respects correct and complete;
(ii) are current in a manner consistent with past practice; and (iii) have recorded therein all the properties and assets and liabilities of
the ESELCO Companies.   The accounting books and records of Edison
Sault have been kept and maintained in accordance with the Uniform System of Accounts as prescribed by the MPSC. The Disclosure Schedule sets forth the name of each bank in which each of the ESELCO Companies has an account or safe deposit box or with which any of the ESELCO Companies has an arrangement for safekeeping.

         4.8 ABSENCE OF CERTAIN CHANGES. Since December 31, 1996 there has not been any:

              (a) material adverse change in the financial condition, properties, business or results of operations of the ESELCO Companies taken as a whole;

              (b) damage, destruction or loss (whether or not covered by insurance) which has materially and adversely affected the financial condition, properties, business or results of operations of the ESELCO Companies taken as a whole;

              (c) transactions by any of the ESELCO Companies outside the ordinary course of business, except for the transactions contemplated by this Agreement; or

              (d) declaration or payment or setting aside the payment of any dividend or any distribution in respect of the capital stock of any of the ESELCO Companies or any direct or indirect redemption, purchase or other acquisition of any such stock by any of the ESELCO Companies.

         4.9  BUILDINGS AND EQUIPMENT.   The Buildings and the
Equipment: (a) are, taken as a whole, in good operating condition and repair, reasonable wear and tear excepted; (b) are adequately insured at normal competitive premium rates with the self insured retentions specified on the Disclosure Schedule; (c) such assets and their use conform in all respects to applicable

Laws; and (d) no notice of any violation of any building, zoning or other Law relating to such assets or their use has been received by any of the ESELCO Companies.

         4.10 EXISTING CONTRACTS. The Existing Contracts are the only Contracts which constitute:

              (a) a lease of, or agreement to purchase or sell, any capital assets;

              (b)  any union labor contracts;

              (c) any management, consulting, employment, personal service, agency or other contract or contracts providing for employment or rendition of services and which: (i) are in writing; or
(ii) create other than an at will employment relationship; or (iii) provide for any commission, bonus, profit sharing, incentive, retirement, consulting or additional compensation;

              (d)  any agreements or notes evidencing any
Indebtedness;

              (e) an agreement for the storage, transportation, treatment or disposal of any hazardous waste or hazardous byproduct;

              (f) a power of attorney (whether revocable or irrevocable) given to any Person by any of the ESELCO Companies that is in force;

              (g) an agreement by any of the ESELCO Companies not to compete in any business or in any geographical area;

              (h) an agreement restricting the right of any of the ESELCO Companies to use or disclose any information in its possession;

              (i)  a partnership, joint venture or similar
arrangement;

              (j)  a license;

              (k)  an agreement or arrangement with any Affiliate; or

              (l) any other agreement which: (i) involves an amount in excess of $10,000.00; or (ii) is not in the ordinary course of business.

         4.11 PERFORMANCE OF CONTRACTS. Each of the ESELCO Companies has fully performed each term, covenant and condition of each Contract which is to be performed by it at or before the date hereof. Each of the Contracts is in full force and effect and constitutes the legal and binding obligation of the relevant ESELCO Company and, to the Knowledge of ESELCO, constitutes the legal and binding obligation of the other parties thereto.

         4.12 CONTINGENT AND UNDISCLOSED LIABILITIES. Except pursuant to the deposit and collection of checks in the ordinary course of business, none of the ESELCO Companies has guaranteed or become a surety or is otherwise contingently liable for the obligation of any other Person. None of the ESELCO Companies has any liabilities of any nature except for those which: (a) are disclosed in the ESELCO SEC Reports or in the Disclosure Schedule or in this Agreement; or (b) arise in the ordinary course of business since December 31, 1996 and are not required to be disclosed pursuant to this Agreement or the Disclosure Schedule.

         4.13 EXISTING INSURANCE POLICIES. All real and personal property owned or leased by the ESELCO Companies has been and is being insured against, and the ESELCO Companies maintain liability insurance against, such insurable risks and in such amounts as set forth in the Existing Insurance Policies. The Existing Insurance Policies constitute all insurance coverage owned by the ESELCO Companies and are in full force and effect and, to the Knowledge of Eselco, none of the ESELCO Companies has received notice of and is not otherwise aware of any cancellation or threat of cancellation of such insurance. No property damage, personal injury or liability claims have been made, or are pending, against any of the ESELCO Companies that are not covered by insurance. Within the past two (2) years, no insurance company has canceled any insurance (of any type) maintained by any of the ESELCO Companies. To the Knowledge of ESELCO, the cost of any insurance currently maintained by the ESELCO Companies will not increase upon renewal other than increases which ESELCO reasonably believes are consistent with the general upward trend in the cost of obtaining insurance.

         4.14 EMPLOYEE BENEFIT PLANS.

              (a) EXISTING PLANS. Except for the Existing Plans, none of the ESELCO Companies maintain, nor is bound by, any Employee Benefit Plan. All of the Existing Plans are in compliance in all material respects with ERISA, the Code and all other applicable Laws. All of the Existing Plans which are intended to meet the requirements of Section 401(a) or 403(a) of the Code have been determined to be "qualified" within the meaning of the Code, and there are no facts which would adversely affect the qualified status of any of such Existing Plans.

              (b) CERTAIN MATTERS. With respect to each Existing Plan which is subject to either Title IV of ERISA or Section 412 of the Code, there is no amount of unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA, there has occurred no failure to meet the minimum funding standards of Section 412 of the Code, there is no "accumulated funding deficiency" within the meaning of
Section 412 of the Code, no such Existing Plan has terminated or has filed a Notice of Intent to terminate, the Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any such Existing Plan and there is no outstanding liability under Section 4062 of ERISA.

              (c) PROHIBITED TRANSACTIONS; REPORTABLE EVENTS. No prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA or reportable event as described in Section 4043 of ERISA has occurred with respect to any of the Existing Plans.

              (d) OTHER LIABILITIES. None of the ESELCO Companies has any direct, indirect, actual or contingent liability with respect to any of the Existing Plans other than to make payments to the Existing Plans or benefit payments from the Existing Plans in accordance with the terms thereof.

              (e) MULTIEMPLOYER PLANS. None of the ESELCO Companies is contributing to, nor has any of the ESELCO Companies contributed to since September 2, 1974, any "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA.

              (f) CLAIMS. There are no pending, or to the Knowledge of ESELCO, threatened claims with respect to any of the Existing
Plans, other than claims for benefits arising in the ordinary course of business.

         4.15 NO VIOLATION OF LAW. Neither any of the ESELCO Companies nor any of the assets of any of the ESELCO Companies violate or conflict with any Law, or any decree, judgment or order, or any zoning, building line restriction, planning, use or other similar restriction.

         4.16 BROKERS. Except for fees to Pacific Economics Group, none of the ESELCO Companies has incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement.

         4.17 TAXES.

              (a) TAX RETURNS. Each of the ESELCO Companies has timely and properly filed all federal, state, local and foreign tax returns (including but not limited to income, single business, utility, franchise, sales, payroll, employee withholding and social security and unemployment) which were required to be filed. Each of the ESELCO Companies has paid or made adequate provision, in reserves reflected in its financial statements included in the ESELCO SEC Reports in accordance with generally accepted accounting principles, for the payment of all taxes (including interest and penalties) and withholding amounts owed by it or assessable against it. No tax deficiencies have been proposed or assessed against any of the ESELCO Companies and there is no basis in fact for the assessment of any tax or penalty tax against any of the ESELCO Companies. No issue has been raised in any prior tax audit which, by application of the same or similar principles, could reasonably be expected upon a future tax audit to result in a proposed deficiency for any period.

              (b) AUDITS. The income tax returns of the ESELCO Companies have been closed by audit by the Internal Revenue Service or by operation of the applicable statute of limitations for all fiscal years through and including December 31, 1992; the single business tax returns of the ESELCO Companies have been closed by audit by the State of Michigan or by operation of the applicable statute of limitations for all fiscal years through and including December 31, 1994; and the sales and use tax returns of the ESELCO Companies have been closed by audit by the State of Michigan for all periods through and including April 30, 1996. None of the ESELCO Companies has consented to any extension of the statute of limitation with respect to any open tax returns.

              (c) TAX LIENS. There are no tax Liens upon any property or assets of any of the ESELCO Companies except for Liens for current taxes not yet due and payable.

              (d) DELIVERY OF TAX RETURNS. As soon as practicable after the date of this Agreement, ESELCO will deliver to Wisconsin Energy correct and complete copies of all tax returns and reports of each of the ESELCO Companies filed for all periods not barred by the applicable statute of limitations. No examination or audit of any tax return or report for any period not barred by the applicable statute of limitations has occurred, no such examination is in progress and, to the Knowledge of ESELCO, no such examination or audit is planned.

              (e) EMPLOYMENT TAXES. Each of the ESELCO Companies has properly withheld and timely paid all withholding and employment taxes which it was required to withhold and pay relating to salaries, compensation and other amounts heretofore paid to its employees or other Persons. All Forms W-2 and 1099 required to be filed with respect thereto have been timely and properly filed.

              (f)   TAX SHARING AGREEMENTS.  None of the ESELCO
Companies is a party to any agreement relating to allocating or sharing any taxes.

              (g) EXCESS PARACHUTE PAYMENTS. None of the ESELCO Companies is a party to any Contract that could result, on account of the Merger, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

              (h) LIABILITIES OF OTHER PERSONS. None of the ESELCO Companies has any liability for taxes of any kind of any Person other than the ESELCO Companies under any Contract, under Treasury
Regulations Section 1.1502-6 (or any similar provision of Law) as a transferee or successor or otherwise.

         4.18 EXISTING REAL ESTATE. The Existing Real Estate: (a) constitutes all significant real property and improvements leased or owned by any of the ESELCO Companies; (b) is not subject to any leases or tenancies of any kind; (c) is not in the possession of any adverse possessors; (d) has direct access to and from a public road or street;
(e) is used in a manner which
is consistent with applicable Law; (f) is, and has been since the date of possession thereof by the relevant ESELCO Company, in the peaceful possession of the relevant ESELCO Company; and (g) is served by all water, sewer, electrical, telephone, drainage and other utilities required for the normal operations of the Buildings and the Existing Real Estate.

         4.19 GOVERNMENTAL APPROVALS. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by ESELCO and the consummation of the Merger, except for: (a) the approvals described in Section 8.8 of this Agreement; and (b) the filing of the Certificate of Merger as described in this Agreement.

         4.20 NO PENDING OTHER TRANSACTIONS.  Except for this
Agreement, none of the ESELCO Companies is a party to or bound by any agreement, undertaking or commitment with respect to an Other
Transaction.

         4.21 INVESTMENTS. Except for the Existing Investments, none of the ESELCO Companies owns, or has any right or obligation to acquire, any Investment.

         4.22 LABOR MATTERS.

              (a) EMPLOYEE MATTERS. There is no present or former employee of any of the ESELCO Companies who has any claim against the ESELCO Companies, (whether under Law, under any employee agreement or otherwise) on account of or for: (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salaries, other than wages or salaries for the current payroll period; or (iii) vacations, sick leave, time off or pay in lieu of vacation, sick leave or time off, other than vacation, sick leave or time off (or pay in lieu thereof) earned in the twelve-month period immediately preceding the date of this Agreement or incurred in the ordinary course of business and appearing as a liability on the most recent financial statements included in the ESELCO SEC Reports.

              (b) EMPLOYEE CLAIMS. There are no pending and unresolved claims by any Person against any of the ESELCO Companies arising out of any statute, ordinance or regulation relating to discrimination to employees or employee practices or occupational or safety and health standards. There is no pending or, to the Knowledge of ESELCO, threatened, nor has any of the ESELCO Companies ever experienced any, labor dispute, strike or work stoppage which affects or may affect the business of the ESELCO Companies or which may or would interfere with the continued operation of any of the ESELCO Companies.

              (c) NLRB MATTERS. There is not now pending or, to the Knowledge of ESELCO, threatened, any charge or complaint against any of the ESELCO Companies by or before the National Labor Relations Board or any representative thereof, or any comparable state agency or authority. No union organizing activities are in process or contemplated and no petitions have been filed for union organization or representation of employees of any of the ESELCO Companies not presently organized, and none of the ESELCO Companies has committed any unfair labor practices which have not heretofore been corrected and fully remedied.

         4.23 INDEBTEDNESS. Except for the Existing Indebtedness, none of the ESELCO Companies has any Indebtedness.

         4.24 SUBSIDIARIES.  The only Subsidiaries of ESELCO are
Edison Sault, ESEG and NTS. Each of Edison Sault, ESEG and NTS has no Subsidiaries.

         4.25 EXISTING PERMITS. The Existing Permits constitute all licenses, permits, approvals, franchises, qualifications, certificates of convenience and necessity, permissions, agreements, rate orders and governmental authorizations which the ESELCO Companies currently have and need for the conduct of the business of the ESELCO Companies as currently conducted.

         4.26 DISCLOSURE. No statement of fact by ESELCO contained in this Agreement, the Disclosure Schedule or the Proxy Statement, or provided for inclusion in the Registration Statement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading as of the date to which it speaks.

         4.27 INFORMATION SUPPLIED. None of the information supplied or to be supplied by ESELCO for inclusion or incorporation by reference in: (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (b) the Proxy Statement will, at the date mailed to the ESELCO Stockholders and at the time of the ESELCO Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         4.28 VOTE REQUIRED. The affirmative vote of the holders of a simple majority of the outstanding shares of ESELCO Common Stock is the only vote of the holders of any class or series of capital stock or other securities of ESELCO necessary to approve the Merger, this Agreement and the transactions contemplated by this Agreement.

         4.29 ACCOUNTING MATTERS. Neither the ESELCO Companies nor any of the Affiliates has taken or agreed to take or will take any action that would prevent Wisconsin Energy from accounting for the business combination to be effected by the Merger as a pooling-of-interests.

         4.30 OPINION OF FINANCIAL ADVISOR. ESELCO has received the opinion of Pacific Economics Group, dated the date of this Agreement, to the effect that the consideration to be received in the Merger by the ESELCO Stockholders is fair to the ESELCO Stockholders from a financial point of view, and a copy of such opinion has been delivered to Wisconsin Energy.

         4.31 ENVIRONMENTAL PROTECTION.

              (a)  DEFINITIONS.  As used in this Section 4.31 of this
Agreement:

                   (i) "Environmental Claim" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from: (A) the presence, or release into the environment, of any Environmental Hazardous Materials at any location, whether or not owned by any of the ESELCO Companies; or (B) circumstances forming the basis of any violation or alleged violation, of any Environmental Law; or (C) any and all claims by any Person seeking damages, contribution, indemnification, cost, recovery, compensation or injunctive relief resulting from the presence or Environmental Release of any Environmental Hazardous Materials.

                   (ii) "Environmental Hazardous Materials" shall mean: (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs) and radon gas; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental

Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated by any governmental authority.

                   (iii) "Environmental Laws" shall mean all federal, state, local or foreign statute, Law, rule, ordinance, code, policy, rule of common law and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws and regulations relating to Environmental Releases or threatened Environmental Releases of Environmental Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Environmental Hazardous Materials.

                   (iv) "Environmental Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

              (b) ENVIRONMENTAL LAWS. Each of the ESELCO Companies: (i) is in compliance with all applicable Environmental Laws; and (ii) has not received any communication (written or oral), from a governmental authority, that alleges that it is not in compliance with applicable Environmental Laws.

              (c) ENVIRONMENTAL PERMITS. Each of the ESELCO Companies has obtained all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for its operations, and all such permits are in good standing and it is in compliance with all terms and conditions of the Environmental Permits.

              (d) ENVIRONMENTAL CLAIMS. There is no Environmental Claim pending or, to the Knowledge of ESELCO, threatened, against any of the ESELCO Companies or against any Person whose liability for any Environmental Claim any of the ESELCO Companies has or may have retained or assumed either contractually or by operation of Law, or against any real or personal property or operations which any of the ESELCO Companies owns, leases or manages.
                                        -46-

              (e) ENVIRONMENTAL HAZARDOUS MATERIALS. There have been no Environmental Releases of any Environmental Hazardous Material by any of the ESELCO Companies or by any Person on real property owned, used, leased or operated by any of the ESELCO Companies.

              (f) OWNED PROPERTIES. No real property at any time owned, operated, used or controlled by any of the ESELCO Companies is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on any comparable state list, and none of the ESELCO Companies has received any written notice from any Person under or relating to CERCLA or any comparable state or local Law.

              (g) OFF-SITE PROPERTIES. To the Knowledge of ESELCO, no off-site location at which any of the ESELCO Companies has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any comparable state list and none of the ESELCO Companies has received any written notice from any Person with respect to any off-site location, of potential or actual liability or a written request for information from any Person under or relating to CERCLA or any comparable state or local Law.

              (h) COSTS. The Disclosure Schedule includes an estimate by ESELCO of future costs to the ESELCO Companies of compliance with, and environmental cleanup and response under, Environmental Laws.

         4.32 ACCOUNTS. All Accounts have arisen from bona fide transactions by the ESELCO Companies in the ordinary course of business and, to the extent not previously collected, are fully collectible, subject to reserves as set forth in the financial statements included in the ESELCO SEC Reports, and no significant portion of the Accounts is or will be on the Closing Date subject to any counterclaim or set off.

         4.33 CUSTOMERS. Since January 1, 1996 there has been no termination, cancellation or material curtailment of the business relationship of any of the ESELCO Companies with any customer or group of affiliated customers whose purchases individually or in the aggregate constituted more than five percent (5%) of the consolidated revenues of the ESELCO Companies for the fiscal year ended December 31, 1995, nor, to the Knowledge of ESELCO, any notice of intent to so materially curtail.

                                 ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF
                      WISCONSIN ENERGY AND ACQUISITION

         Wisconsin Energy and Acquisition hereby represent and warrant to ESELCO that:

         5.1  ORGANIZATION.

              (a) ORGANIZATION. Each of Wisconsin Energy and Acquisition is a corporation duly and validly organized and existing under the Laws of the State of its incorporation and is qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the ownership or leasing of property or the conduct of its business requires qualification as a foreign corporation.

              (b) CORPORATE POWER AND AUTHORITY. Each of Wisconsin Energy and Acquisition has full corporate power and authority and all franchises, permits, licenses, approvals, authorizations, registrations, certificates of convenience and necessity, grants and orders necessary to carry on its business as it is now conducted and to own, lease and operate its assets and properties.

         5.2  CAPITALIZATION.

              (a) CAPITALIZATION. The entire authorized capital stock of Wisconsin Energy consists of: (i) 325,000,000 shares of Common Stock, $.01 par value, of which 112,465,540 shares were issued and outstanding on May 1, 1997; and (ii) 15,000,000 shares of Preferred Stock, $.01 par value, none of which are issued and outstanding.

              (b) AUTHORIZATION. All of the shares of Wisconsin Energy Common Stock to be issued pursuant to this Agreement will be, when issued: (i) duly authorized, validly issued and fully paid; and
(ii) nonassessable, except as provided
in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law as judicially interpreted.

         5.3 AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance of this Agreement by Wisconsin Energy and Acquisition and all of the documents and instruments required by this Agreement to be executed and delivered by Wisconsin Energy and Acquisition: (a) are within the corporate power of Wisconsin Energy and Acquisition; (b) have been duly authorized by all necessary corporate action by Wisconsin Energy and Acquisition; and (c) do not require any approval of the shareholders of Wisconsin Energy. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by Wisconsin Energy and Acquisition will be, when executed and delivered by Wisconsin Energy and Acquisition, the valid and binding obligations of Wisconsin Energy and Acquisition, enforceable against Wisconsin Energy and Acquisition in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles.

         5.4 NO VIOLATION OR CONFLICT. Subject to the receipt of the approvals and consents described in Section 7.9 of this Agreement, the execution, delivery and performance of this Agreement by Wisconsin Energy and Acquisition do not and will not conflict with or violate any Law, the Restated Articles of Incorporation or Bylaws of Wisconsin Energy, the Articles of Incorporation or Bylaws of Acquisition or any material contract or agreement to which Wisconsin Energy or Acquisition is a party or by which either of them is bound.

         5.5 LITIGATION. To the knowledge of Wisconsin Energy, there are no actions, suits or proceedings against Wisconsin Energy or Acquisition, or both, by any Person which question the validity, legality or propriety of the transactions contemplated by this Agreement.

         5.6  WISCONSIN ENERGY SEC REPORTS.

              (a)   WISCONSIN ENERGY SEC REPORTS.  The Wisconsin Energy SEC
Reports: (i) include all reports, definitive proxy statements and amendments thereto filed or required to be filed by Wisconsin Energy with the SEC since

January 1, 1994; and (ii) did not or will not, as the case may be, contain as of their respective dates any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (b) FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of Wisconsin Energy included in the Wisconsin Energy SEC Reports have been or will be, as the case may be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Wisconsin Energy as of the dates thereof and the consolidated results of its operations and changes in financial position for the periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

              (c) CERTAIN AGREEMENT. Wisconsin Energy notified ESELCO of the termination of the Amended and Restated Agreement and Plan of Reorganization by and among Wisconsin Energy, Northern States Power Company, Northern Power Wisconsin Corp. and WEC Sub Corp. dated as of April 28, 1995 as amended and restated as of July 26, 1995.

         5.7 BROKERS. Except for fees to Barr Devlin Associates, neither Wisconsin Energy nor Acquisition has incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement.

         5.8 GOVERNMENTAL APPROVALS. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Wisconsin Energy and Acquisition and the consummation of the Merger, except for: (a) the approvals described in Section 7.9 of this Agreement; and (b) the filing of the Certificate of Merger as described in this Agreement.

         5.9 DISCLOSURE. No statement of fact by Wisconsin Energy or Acquisition contained in this Agreement or in any documents delivered by Wisconsin Energy or Acquisition to ESELCO for use in the Proxy Statement or the Registration Statement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading as of the date to which it speaks.

         5.10 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Wisconsin Energy for inclusion or incorporation by reference in: (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (b) the Proxy Statement will, at the date mailed to the ESELCO Stockholders and at the time of the ESELCO Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the Registration Statement, including the Proxy Statement insofar as it constitutes the prospectus of Wisconsin Energy, will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.


                                 ARTICLE VI

                CONDUCT OF BUSINESS BY THE ESELCO COMPANIES
                             PENDING THE MERGER

         Except with the written consent of Wisconsin Energy, from and after the date of this Agreement and until the Effective Time of Merger, ESELCO shall, and shall cause each of Edison Sault, ESEG and NTS to:

         6.1 CARRY ON IN REGULAR COURSE. Diligently carry on its business in the regular course and substantially in the same manner as heretofore and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation.

         6.2 USE OF ASSETS. Use, operate, maintain and repair all of its assets and properties in a normal business manner.

         6.3 NO DEFAULT. Not do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any of the Contracts.

         6.4 EXISTING INSURANCE POLICIES. Use reasonable efforts to maintain all of the Existing Insurance Policies in full force and effect.

         6.5 EMPLOYMENT MATTERS. Not: (a) except as described in the Disclosure Schedule, grant any increase in the rate of pay of any of its employees; (b) institute or amend any Employee Benefit Plan; or
(c) enter into or modify any written employment arrangement with any Person.

         6.6 CONTRACTS AND COMMITMENTS. Not enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of business and consistent with its normal business practices and, except as described in the Disclosure Schedule, not purchase, lease, sell or dispose of any capital asset.

         6.7  INDEBTEDNESS; INVESTMENTS.  Not:  (a) make any
Investment; or (b) create, incur or assume any Indebtedness, except for Indebtedness incurred in the ordinary course of business by the ESELCO Companies as described in the Disclosure Schedule.

         6.8 PRESERVATION OF RELATIONSHIPS. Use its reasonable best efforts to preserve its business organization intact, to retain the services of its present officers and key employees and to preserve the goodwill of suppliers, customers, creditors and others having business relationships with it.

         6.9 COMPLIANCE WITH LAWS. Comply in all respects with all applicable Laws.

         6.10 TAXES. Timely and properly file all federal, state, local and foreign tax returns which are required to be filed, and shall pay or make provision for the payment of all taxes owed by it.

         6.11 AMENDMENTS. Not amend its Articles of Incorporation or Bylaws, except that ESELCO may amend its Articles of Incorporation to increase the authorized number of shares of ESELCO Common Stock from 3,000,000 shares to 9,840,000.

         6.12 DIVIDENDS; REDEMPTIONS; ISSUANCE OF STOCK.   Not:

              (a) except for ESELCO's 3% stock dividend payable to ESELCO Stockholders on May 15, 1997, issue any additional shares of stock of any class (including any shares of preferred stock) or grant any warrants, options or rights to subscribe for or acquire any additional shares of stock of any class;

              (b) declare or pay any dividend or make any capital or surplus distributions of any nature, except for: (i) cash dividends by Edison Sault, ESEG or NTS to ESELCO; and (ii) regular quarterly cash dividends by ESELCO on the outstanding ESELCO Common Stock with usual record and payment dates not exceeding, during any fiscal year of ESELCO, 106% of the cash dividends paid by ESELCO on the ESELCO Common Stock during the immediately preceding fiscal year of ESELCO; or

              (c) directly or indirectly redeem purchase or otherwise acquire, recapitalize or reclassify any of its capital stock or liquidate in whole or in part.

                                ARTICLE VII

                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                      WISCONSIN ENERGY AND ACQUISITION

         Each and every obligation of Wisconsin Energy and Acquisition to be performed on the Closing Date and at the Effective Time of Merger shall be subject to the satisfaction prior to or at the Closing and as of the Effective Time of Merger of the following express conditions precedent:

         7.1 COMPLIANCE WITH AGREEMENT. ESELCO shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date and as of the Effective Time of Merger.

         7.2 PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Wisconsin Energy, and ESELCO shall have made available to Wisconsin Energy for examination the originals or true and correct copies of all documents Wisconsin Energy may reasonably request in connection with the transactions contemplated by this Agreement.

         7.3 NO LITIGATION. No suit, action or other proceeding shall be pending or threatened before any court in which the consummation of the transactions contemplated by this Agreement is restrained or enjoined or in which the relief requested is to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement.

         7.4 REPRESENTATIONS AND WARRANTIES OF ESELCO. The representations and warranties made by ESELCO in this Agreement shall be true and correct in all material respects when made, as of the Closing Date and as of the Effective Time of Merger with the same force and effect as though said representations and warranties had been made on the Closing Date, subject to
Section 3.4(b) of this Agreement with respect to the Closing Date and the Effective Time of Merger.

         7.5 NO ESELCO MATERIAL ADVERSE EFFECT. During the period from the date of this Agreement to the Closing Date and as of the Effective Time of Merger there shall not have occurred, and there shall not exist on the Closing Date and as of the Effective Time of Merger, any ESELCO Material Adverse Effect, whether or not previously disclosed pursuant to Section 3.4(b) of this Agreement.

         7.6 APPROVAL OF ESELCO STOCKHOLDERS; CERTIFICATE OF MERGER. This Agreement, the Merger and the transactions contemplated by this Agreement shall have received the requisite approval and authorization of the ESELCO Stockholders. The Certificate of Merger and the Plan of Merger shall have been executed and delivered by ESELCO.

         7.7 DELIVERIES AT CLOSING. ESELCO shall have delivered to Wisconsin Energy the following documents, each properly executed and dated the Closing Date: (a) the ESELCO Closing Certificate; and (b) the ESELCO Counsel Opinion.

         7.8 OTHER DOCUMENTS. ESELCO shall have delivered to Wisconsin Energy such certificates and documents of officers of ESELCO and public officials as shall be reasonably requested by Wisconsin Energy to establish the existence of the ESELCO Companies and the due authorization of this Agreement and the transactions contemplated by this Agreement by ESELCO.

         7.9  GOVERNMENTAL APPROVALS.

              (a) REGULATORY APPROVALS. There shall have been secured such permissions, approvals, determinations, consents and waivers from all appropriate state and federal regulatory authorities, including FERC and SEC, as may be required by Law or by such Persons:
(i) in order for Wisconsin Energy and Acquisition to consummate the Merger and the transactions described in this Agreement; and (ii) so that Wisconsin Energy is either an exempt holding company under PUHCA or a registered holding company under PUHCA.

              (b) REGISTRATION STATEMENT. The Registration Statement shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings to effect a stop order. The Wisconsin Energy Common Stock issuable pursuant to the Merger shall have been registered or shall be exempt from registration under applicable state "blue sky" or securities Laws.

              (c)  HSR ACT.  All necessary requirements of the HSR
Act shall have been complied with and any "waiting periods" applicable to the Merger and to the transactions described in this Agreement which are imposed by the HSR Act shall have expired prior to the Closing Date or shall have been terminated by the appropriate agency.

              (d) EFFECT OF APPROVALS. No permission, approval, determination, consent or waiver received pursuant to Sections 7.9(a), 7.9(b) or 7.9(c) of this Agreement shall contain any condition applicable to the ESELCO Companies, Wisconsin Energy or Acquisition, or any one or more of them, which is, in the reasonable judgment of Wisconsin Energy, materially adverse in any manner to the ESELCO Companies, Wisconsin Energy or Acquisition.

         7.10 LISTING. Wisconsin Energy shall have received notice from the New York Stock Exchange that the shares of Wisconsin Energy Common Stock to be issued pursuant to this Agreement are approved for listing on the New York Stock Exchange subject to official notice of issuance.

         7.11 TAX OPINION. Wisconsin Energy shall have received an opinion of Quarles & Brady, counsel to Wisconsin Energy, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Wisconsin Energy, Acquisition and ESELCO will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to ESELCO Stockholders, and such opinion shall not have been withdrawn or modified in any material respect as of the Closing Date and the Effective Time of Merger.

         7.12 ACCOUNTANT LETTERS. Wisconsin Energy shall have received a copy of each of the following letters from Arthur
Andersen LLP, each of which shall be in form and substance reasonably satisfactory to Wisconsin Energy and shall contain information concerning the financial condition of ESELCO: (a) the letter described in Section 3.9 of this Agreement; (b) a similar letter dated the date of the mailing of the Proxy Statement; and (c) a similar letter dated the Closing Date.

         7.13 POOLING OPINION. Wisconsin Energy shall have received an opinion from Price Waterhouse LLP to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.

         7.14 AFFILIATE LETTERS. Wisconsin Energy shall have received an Affiliate Letter from each Person who is an Affiliate.

         7.15 FRACTIONAL SHARES. The aggregate of the fractional share interests in Wisconsin Energy Common Stock to be paid in cash pursuant to Section 2.8(e) of this Agreement shall not be more than 5% of the maximum aggregate number of shares of Wisconsin Energy Common Stock which could be issued as a result of the Merger.

                                ARTICLE VIII

                        CONDITIONS PRECEDENT TO THE
                           OBLIGATIONS OF ESELCO

         Each and every obligation of ESELCO to be performed on the Closing Date and at the Effective Time of Merger shall be subject to the satisfaction prior to or at the Closing and as of the Effective Time of Merger of the following express conditions precedent:

         8.1  COMPLIANCE WITH AGREEMENT.  Wisconsin Energy and
Acquisition shall have performed and complied in all material respects with all of their obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date and as of the Effective Time of Merger.

         8.2 PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to ESELCO, and Wisconsin Energy and Acquisition shall have made available to ESELCO for examination the originals or true and correct copies of all documents which ESELCO may reasonably request in connection with the transactions contemplated by this Agreement.

         8.3 NO LITIGATION. No suit, action or other proceeding shall be pending before any court in which the consummation of the transactions contemplated by this Agreement is restrained or enjoined.

         8.4 REPRESENTATIONS AND WARRANTIES OF WISCONSIN ENERGY AND ACQUISITION. The representations and warranties made by Wisconsin Energy and Acquisition in this Agreement shall be true and correct in all material respects when made, as of the Closing Date and as of the Effective Time of Merger with the same force and effect as though such representations and warranties had been made on the Closing Date.

         8.5 APPROVAL OF ESELCO STOCKHOLDERS; CERTIFICATE OF MERGER. This Agreement, the Merger and the other transactions contemplated by this Agreement shall have received the requisite approval and authorization of the ESELCO Stockholders. The

Certificate of Merger and the Plan of Merger shall have been executed and delivered by Acquisition.

         8.6  DELIVERIES AT CLOSING.  Wisconsin Energy and
Acquisition shall have delivered to ESELCO the following documents, each properly executed and dated the Closing Date: (a) the Wisconsin Energy Closing Certificate; and (b) the Wisconsin Energy Counsel
Opinion.

         8.7 OTHER DOCUMENTS. Wisconsin Energy shall have delivered to ESELCO such certificates and documents of officers of Wisconsin Energy and Acquisition and of public officials as shall be reasonably requested by ESELCO to establish the existence of Wisconsin Energy and Acquisition and the due authorization of this Agreement and the transactions contemplated by this Agreement by Wisconsin Energy and Acquisition.

         8.8  GOVERNMENTAL APPROVALS.

              (a) REGULATORY APPROVALS. There shall have been secured such permissions, approvals, determinations, consents and waivers from all appropriate state and federal regulatory authorities, including FERC and SEC, as may be required by Law or by such Persons in order for ESELCO to consummate the Merger and the transactions described in this Agreement.

              (b) REGISTRATION STATEMENT. The Registration Statement shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings to effect a stop order. The Wisconsin Energy Common Stock issuable pursuant to the Merger shall have been registered or shall be exempt from registration under applicable state "blue sky" or securities Laws.

              (c)  HSR ACT.  All necessary requirements of the HSR
Act shall have been complied with and any "waiting periods" applicable to the Merger and to the transactions described in this Agreement which are imposed by the HSR Act shall have expired prior to the Closing Date or shall have been terminated by the appropriate agency.

         8.9 TAX OPINION. ESELCO shall have received an opinion of Quarles & Brady, counsel to Wisconsin Energy, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Wisconsin Energy, Acquisition and ESELCO will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to ESELCO Stockholders, and such opinion shall not have been withdrawn or modified in any material respect as of the Closing Date and the Effective Time of Merger.

         8.10 ACCOUNTANT LETTERS. ESELCO shall have received a copy of each of the following letters from Price Waterhouse LLP, each of which shall be in form and substance reasonably satisfactory to ESELCO and shall contain information concerning the financial condition of Wisconsin Energy: (a) the letter described in Section 3.10 of this Agreement; (b) a similar letter dated the date of the mailing of the Proxy Statement; and (c) a similar letter dated the Closing Date.

         8.11 NO MATERIAL ADVERSE CHANGE. During the period from the date of this Agreement to the Closing Date there shall not have occurred any event, condition or fact which is continuing on the Closing Date and which is materially adverse to the financial condition of Wisconsin Energy and the Subsidiaries of Wisconsin Energy, taken as a whole.

         8.12 LISTING. Wisconsin Energy shall have received notice from the New York Stock Exchange that the shares of Wisconsin Energy Common Stock to be issued pursuant to this Agreement are approved for listing on the New York Stock Exchange subject to official notice of issuance.

                                 ARTICLE IX

                         TERMINATION; MISCELLANEOUS

         9.1 TERMINATION. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing (whether before or after approval of this Agreement by the ESELCO Stockholders), as follows:

              (a) by mutual written agreement of Wisconsin Energy and ESELCO;

              (b) by Wisconsin Energy if any of the conditions set forth in Article VII of this Agreement shall not have been fulfilled by the Closing;

              (c)  by ESELCO if any of the conditions set forth in
Article VIII of this Agreement shall not have been fulfilled by the Closing;

              (d) by Wisconsin Energy pursuant to Section 3.4(b) of this Agreement;

              (e) by ESELCO pursuant to Section 3.8(d) of this Agreement; or

              (f) by either Wisconsin Energy or ESELCO if the Closing has not occurred on or before December 31, 1998 (the "Initial Termination Date"), provided however that if on the Initial
Termination Date the conditions to the Closing set forth in Sections
7.9 and 8.8 of this Agreement shall not have been fulfilled, then the Initial Termination Date shall be extended to June 30, 1999.

         9.2 RIGHTS ON TERMINATION; WAIVER. If this Agreement is terminated pursuant to Section 9.1 of this Agreement, all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of any party (including its directors, officers, employees, agents, legal, accounting or financial advisors or other representatives) to the others, provided that: (a) the obligations of Wisconsin Energy and Acquisition contained in Sections 3.3(b), 3.13, 9.2, 9.4, 9.5, 9.8, 9.12 and 9.13 of this
Agreement shall survive any such termination; (b) the obligations of ESELCO contained in Sections 3.8(e) (except as described in Section 3.8(f) of this Agreement), 3.13, 9.2, 9.4, 9.5, 9.7, 9.8, 9.12 and
9.13 of this Agreement shall survive any such termination; and (c) each party to this Agreement shall retain any and all remedies which it may have for breach of contract provided by Law based on another party's willful failure to comply with the terms of this Agreement.
If any of the conditions set forth in Article VII of this Agreement have not been satisfied, Wisconsin Energy may nevertheless elect to proceed with the consummation of the transactions contemplated by this Agreement and if any of the conditions set forth in Article VIII of this Agreement have not been satisfied, ESELCO may nevertheless elect to proceed with the consummation of the transactions contemplated by this Agreement.

Any such election to proceed shall be evidenced by a certificate signed on behalf of the waiving party by an officer of that party.

         9.3 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants of the parties contained in this Agreement (other than the covenants contained in Sections 2.8, 2.9, 2.10, 9.3, 9.4, 9.5, 9.8 and 9.15 of this Agreement) or made pursuant to this Agreement shall terminate and be of no further force and effect at the Effective Time of Merger and none of the parties shall have any liability or obligation with respect thereto.

         9.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the documents referred to in this Agreement and required to be delivered pursuant to this Agreement constitute the entire agreement among the parties pertaining to the subject matter of this Agreement, and supersede the Letter of Intent and all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. This Agreement may be amended by the parties at any time before or after approval of this Agreement by the ESELCO Stockholders, except that after such approval, no amendment shall be made without the further approval of the ESELCO Stockholders if any such amendment: (a) changes the Exchange Ratio; or (b) materially adversely affects the rights of the ESELCO Stockholders. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         9.5 EXPENSES. (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, except that: (i) Wisconsin Energy shall pay the filing fee relating to the filing required by the HSR Act; and (ii) those expenses incurred in connection with printing the Proxy Statement and Registration
Statement, as well as the
filing fee relating thereto, shall be shared equally by ESELCO, on the one hand, and Wisconsin Energy, on the other hand.

              (b) The Disclosure Schedule includes an estimate by ESELCO of all costs and expenses incurred or to be incurred by ESELCO in connection with the transactions contemplated by this Agreement except for those costs shared by ESELCO pursuant to Section 9.5(a) of this Agreement.

         9.6 GOVERNING LAW. This Agreement shall be construed and interpreted according to the Laws of the State of Michigan.

         9.7 ASSIGNMENT. Prior to the Effective Time of Merger, this Agreement shall not be assigned:

               (a) by ESELCO except with the prior written consent of Wisconsin Energy; and

               (b) by Wisconsin Energy or Acquisition, except: (i) with the prior written consent of ESELCO; or (ii) to a Subsidiary of Wisconsin Energy; or (iii) in connection with a sale or transfer of all or substantially all of the assets of Wisconsin Energy or a reorganization, merger, tender offer, consolidation or similar transaction affecting all or substantially all of the outstanding equity interests of Wisconsin Energy.

         9.8 NOTICES. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of a party by personal delivery or telephonic facsimile transmission or when deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section of a change of address:

If to Wisconsin Energy or              Wisconsin Energy Corporation
Acquisition:                           Attention:  Calvin H. Baker
                                       231 West Michigan Street
                                       P.O. Box 2949
                                       Milwaukee, WI  53201
                                       Fax No:  414-221-5068
                                       with a copy to:

                                       Quarles & Brady
                                       Attention:  Patrick M. Ryan
                                       411 East Wisconsin Avenue
                                       Milwaukee, WI  53202
                                       Fax No:  414-271-3552

If to ESELCO:                          ESELCO, Inc.
                                       Attention:  William R. Gregory
                                       725 East Portage Avenue
                                       Sault Ste. Marie, MI  49733
                                       Fax No: 906-632-8444

                                       with a copy to:

                                       Kutak Rock
                                       Attention:  Joe E. Armstrong
                                       The Omaha Building
                                       1650 Farnam Street
                                       Omaha, Nebraska  68102-2186
                                       Fax No:  402-346-1148

         9.9 COUNTERPARTS; HEADINGS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         9.10 INTERPRETATION. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders. The language used in this Agreement shall be deemed to be language chosen by the parties to this Agreement to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises concerning the language of this Agreement, this Agreement shall be construed as if drafted jointly by the parties to this Agreement and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

         9.11 SEVERABILITY. If any provision, clause, or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby unless such invalidity materially impairs the ability of the parties to consummate the transactions contemplated by this Agreement.

         9.12 SPECIFIC PERFORMANCE. The parties agree that the assets and business of the ESELCO Companies as a going concern constitute unique property. There is no adequate remedy at Law for the damage which any party might sustain for failure of the other parties to consummate the Merger and the transactions contemplated by this Agreement, and accordingly, each party shall be entitled, at its option, to the remedy of specific performance to enforce the Merger pursuant to this Agreement.

         9.13 NO RELIANCE. Except for the parties to this Agreement and any assignees permitted by Section 9.7 of this Agreement: (a) no Person is entitled to rely on any of the representations, warranties and agreements of the parties contained in this Agreement; and (b) the parties assume no liability to any Person because of any reliance on the representations, warranties and agreements of the parties contained in this Agreement.

         9.14 EXHIBITS AND DISCLOSURE SCHEDULE. If a document or matter is disclosed in any Exhibit to this Agreement or in the Disclosure Schedule, it shall be deemed to be disclosed for all purposes of this Agreement without the necessity of specific repetition or cross-reference. All capitalized terms used in any Exhibit to this Agreement or in the Disclosure Schedule shall have the definitions specified in this Agreement.

         9.15 FURTHER ASSURANCES. If, at any time after the Effective Time of Merger, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, properties, rights, privileges, powers and franchises of either Acquisition or ESELCO, the officers of the Surviving Corporation are fully authorized to take any such action in the name of Acquisition or ESELCO.

         IN WITNESS WHEREOF, the parties have caused this Amended and Restated Agreement and Plan of Reorganization to be duly executed as of the day and year first above written.

                             WISCONSIN ENERGY CORPORATION


                             By ____________________________________
                               Richard A. Abdoo,
                                  Chairman of the Board, President and
                                  Chief Executive Officer


                             Attest:


                             _______________________________________
                             Thomas H. Fehring,
                               Assistant Secretary


                             ESELCO, INC


                             By ____________________________________
                               William R. Gregory, President and
                                  Chief Executive Officer


                             Attest:


                             ______________________________________
                             Donald C. Wilson, Secretary


                             ESL ACQUISITION, INC.


                             By ___________________________________
                               Richard A. Abdoo,
                                  Chairman of the Board, President
                                  and Chief Executive Officer

                             Attest:

                             ______________________________________
                             Thomas H. Fehring,
                               Assistant Secretary

                                  EXHIBITS
                                     TO
                             AGREEMENT AND PLAN
                                     OF
                               REORGANIZATION



1.  Form of Affiliate Letter
2.  Form of ESELCO Closing Certificate
3.  Form of ESELCO Counsel Opinion
4.  Form of Plan of Merger
5.  Form of Wisconsin Energy Closing Certificate
6.  Form of Wisconsin Energy Counsel Opinion

                                 EXHIBIT 1

                              AFFILIATE LETTER


                                                       ______________, 19__

                                                    _______________________
                                                       Name of Affiliate

Wisconsin Energy Corporation
231 W. Michigan Street
P.O. Box 2949
Milwaukee, WI  53201

Ladies and Gentlemen:

         I have been advised that as of the date of the meeting of stockholders of ESELCO, Inc. ("ESELCO") to vote on the transaction described below, and as of the date hereof, I may be deemed an "affiliate" (as that term is defined for purposes of Rule 145(c) and (d) under the Securities Act of 1933, as amended (the "Act")) of ESELCO. Pursuant to the terms of the Amended and Restated Agreement and Plan of Reorganization dated as of May 13, 1997 as amended and restated as of July 11, 1997 (the "Reorganization Agreement") among ESELCO, Wisconsin Energy Corporation ("Wisconsin Energy") and ESL Acquisition, Inc. ("Acquisition") Acquisition will be merged with and into ESELCO in a transaction (the "Merger") in which I will receive shares of $.01 par value common stock of Wisconsin Energy (the "Shares") in exchange for shares of common stock of ESELCO which I own at the "Effective Time of Merger" (as that term is defined in the Reorganization Agreement).

         In connection with the Merger, I represent and warrant to, and agree with, Wisconsin Energy that:

         1. I have carefully read this Affiliate Letter and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of the Shares, to the extent I felt necessary, with my counsel or counsel for ESELCO.

Wisconsin Energy Corporation
_____________________, 199___
Page 2

         2. I have carefully read the Reorganization Agreement relating to the Merger and discussed its requirements and its impact upon my ability to sell, transfer or otherwise dispose of the Shares, to the extent I felt necessary, with my counsel or counsel for ESELCO.

         3. I have been informed by Wisconsin Energy that the distribution by me of the Shares has not been registered under the Act and that the Shares must be held by me indefinitely unless (i) such distribution of the Shares has been registered under the Act, (ii) a sale of the Shares is made in conformity with the volume and other limitations of Rule 145 promulgated by the Securities and Exchange Commission (the "Commission") under the Act (and otherwise in accordance with Rule 144 under the Act if I am an affiliate of Wisconsin Energy and if so required at the time), or (iii) some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the Shares in the opinion of counsel satisfactory to Wisconsin Energy. I agree that I will not make any sale, transfer or other disposition of the Shares in violation of the Act or the rules and regulations of the Commission thereunder.

         4. I understand that Wisconsin Energy is under no obligation to register the sale, transfer or other disposition of the Shares by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from registration available, except for Wisconsin Energy's customary procedures in connection with sales of its stock in conformity with Rule 145. By accepting this Affiliate Letter, Wisconsin Energy agrees to exert its best efforts to timely file with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         5. I also understand Wisconsin Energy may decline to register any transfer of the Shares inconsistent with this Affiliate Letter, that stop transfer instructions will be given to Wisconsin Energy's transfer agent(s) with respect to the Shares

Wisconsin Energy Corporation
_____________________, 199___
Page 3

and that there will be placed on the certificates for the Shares, or any substitutions therefor, a legend stating in substance:

        "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by Wisconsin Energy Corporation of an opinion of counsel acceptable to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act. The shares represented by this certificate may not be sold or otherwise transferred prior to the publication by Wisconsin Energy Corporation of post-transaction combined financial results covering at least 30 days of operations subsequent to [insert date of Effective Time of Merger under the Reorganization Agreement]."

By accepting this Affiliate Letter, Wisconsin Energy agrees that upon my request and delivery to the transfer agent(s) of such legended certificates and after passage of the period referred to in the second sentence of such legend, it will instruct the transfer agent(s) to deliver to me substitute certificates of Wisconsin Energy common stock with a legend consisting solely of the first sentence of the legend set forth above.

         6. I have no present plan or intention to sell, exchange or otherwise dispose of the Shares to be received by me in the Merger.


         7. I have not, within the 30 days prior to the date hereof, sold, transferred, or otherwise disposed of, or reduced my risk relative to, any shares of ESELCO or Wisconsin Energy capital stock beneficially owned by me and, notwithstanding the other provisions hereof, I will not sell, transfer, or otherwise dispose of, or reduce my risk relative to, any Shares received by me in

Wisconsin Energy Corporation
_____________________, 199___
Page 4

the Merger or any other shares of Wisconsin Energy capital stock which I may beneficially own until after such time as financial results covering at least 30 days of post-Merger combined operations of Wisconsin Energy and ESELCO have been published by Wisconsin Energy, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or other public filing or announcement which includes the combined financial results of operations. I understand that, until such time, Wisconsin Energy may refuse to register such transfer and that stop transfer instructions will be given to Wisconsin Energy's transfer agent(s) with respect to the Shares or such other shares of Wisconsin Energy capital stock.

         It is understood and agreed that this Affiliate Letter shall terminate and be of no further force and effect and the legend set forth in paragraph 5 above shall be removed by delivery of substitute certificates without such legend, and the related stock transfer restrictions shall be lifted forthwith, if the period of time specified in paragraph 7 above has passed and:

         (a) my Shares shall have been registered under the Act for sale, transfer or other disposition by me or on my behalf; or

         (b) I am not at the time (and, if clause (ii) below applies, I have not been for at least the preceding three months) an affiliate of Wisconsin Energy and have beneficially owned the Shares for at least (i) one (1) year (or such other period as may be prescribed by the Act, and the rules promulgated thereunder) and Wisconsin Energy has filed with the Commission all of the reports it is required to file under the Exchange Act, during the preceding twelve (12) months, or (ii) two (2) years (or such other period as may be prescribed by the Act and the rules thereunder) if the aforementioned condition as to filing reports with the Commission has not been met; or

Wisconsin Energy Corporation
_____________________, 199___
Page 5


         (c) Wisconsin Energy shall have received a letter from the staff of the Commission, or an opinion of Quarles & Brady or other counsel acceptable to Wisconsin Energy, to the effect that the stock transfer restrictions and the legend are not required.

                                               Very truly yours,



                                               _____________________________

Accepted as of the ____ day of
________________, 19__.

WISCONSIN ENERGY CORPORATION


By: ___________________________

                                 EXHIBIT 2

                                ESELCO, INC.

                            CLOSING CERTIFICATE


         I, _____________, do hereby certify that:

         1. I am the duly elected, qualified and acting __________ of ESELCO, Inc., a Michigan corporation ("ESELCO").

         2. I am familiar with the terms of the Amended and Restated Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of May 13, 1997 as amended and restated as of July 11, 1997, by and among ESELCO, ESL Acquisition, Inc., a Michigan corporation ("Acquisition") and Wisconsin Energy Corporation, a Wisconsin corporation ("Wisconsin Energy").

         3.   I make this Certificate pursuant to the provisions of
Section 7.7(a) of the Reorganization Agreement with the intention that it shall be relied upon by Acquisition and Wisconsin Energy.

         4. ESELCO has performed and complied in all material respects with all of its obligations under the Reorganization
Agreement which are to be performed or complied with by it prior to or on the date hereof.

         5. The representations and warranties made by ESELCO in the Reorganization Agreement are true and correct in all material respects as of the date hereof with the same force and effect as though said representations and warranties had been made on the date hereof.

         IN WITNESS WHEREOF, I have executed this Certificate in my official capacity on this ____ day of _________, 199___.

                             ESELCO, INC.


                             By: _______________________________

                                [LETTERHEAD]

                                   EXHIBIT 3



                                                      ________________, 199_




Wisconsin Energy Corporation
Attention:  Calvin H. Baker
231 West Michigan Street
P.O. Box 2949
Milwaukee, Wisconsin  53201

Gentlemen and Ladies:

         We have acted as counsel for ESELCO, Inc., a Michigan corporation ("ESELCO"), in connection with the negotiation, preparation, execution and delivery of the Amended and Restated Agreement and Plan of Reorganization, dated as of May 13, 1997 as amended and restated as of July 11, 1997 (the "Reorganization Agreement"), by and among Wisconsin Energy Corporation ("Wisconsin Energy"), ESL Acquisition, Inc. ("Acquisition") and ESELCO, and the transactions contemplated thereby. We are furnishing this opinion at the request of ESELCO pursuant to Section 7.7(b) of the Reorganization Agreement. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Reorganization Agreement.

         In rendering this opinion, we have examined such corporate records, certificates, instruments and other documents of the ESELCO Companies and questions and matters of law, as we have considered necessary and appropriate for purposes of this opinion. In giving the various opinions set forth below, we have, with respect to factual matters, relied on certificates and similar documents furnished by public officials and by officers of the ESELCO Companies (which include a certification of ESELCO's officers of the accuracy of the representations and warranties made by ESELCO in the Reorganization Agreement).

Wisconsin Energy Corporation
_____________________, 199___
Page 2


         We have assumed that: (i) all certificates of public officials examined by us are accurate; (ii) each document submitted to us as an original is authentic and complete; (iii) each document submitted to us as a certified or photostatic copy conforms to an authentic original; (iv) each of the parties (other than ESELCO) to the Reorganization Agreement has duly and validly executed and delivered the Reorganization Agreement; (v) all signatures (other than the signatures on behalf of ESELCO) on documents reviewed by us are genuine; (vi) each person executing the Reorganization Agreement (other than on behalf of ESELCO) on behalf of such party is authorized to do so; (vii) the obligations of each party (other than ESELCO) under the Reorganization Agreement are such party's legal, valid and binding obligations, enforceable in accordance with the terms of the Reorganization Agreement; (viii) the Reorganization Agreement accurately describes and contains the mutual understanding of the parties; and (ix) there are no oral or written statements or agreements that purport to modify, amend or vary any of the terms of the Reorganization Agreement.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

         1. Each of the ESELCO Companies is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Michigan, and has the requisite corporate power and authority to carry on its business as now being conducted.

         2. ESELCO has the necessary corporate power and authority to enter into, execute and deliver the Reorganization Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

         3. The execution and delivery of the Reorganization Agreement by ESELCO and the consummation by ESELCO of the

Wisconsin Energy Corporation
_____________________, 199___
Page 3


transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of ESELCO.

         4. The Reorganization Agreement has been duly executed and delivered by ESELCO and constitutes a legal, valid and binding obligation of ESELCO, enforceable against ESELCO in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles.

         5. The execution and delivery of the Reorganization Agreement by ESELCO, do not, and the performance of the Reorganization Agreement by ESELCO will not, conflict with or violate: (a) the Articles of Incorporation or Bylaws of ESELCO; or (b) any material federal or Michigan state or local Law, rule, regulation, order or governmental requirement applicable to any of the ESELCO Companies or by which any of its properties is bound or affected.

         6. The entire authorized capital stock of ESELCO consists of: (a) 9,840,000 shares of Common Stock, $0.01 par value, of which 1,593,180 shares are issued and outstanding and no shares are held by any of the ESELCO Companies; and (b) 160,000 shares of Preferred Stock, $0.01 par value, none of which are issued and outstanding.

         7. The entire authorized capital stock of Edison Sault consists of: (a) 3,000,000 shares of Common Stock, $1.00 par value, of which 673,929 shares are issued and outstanding, all of which are owned by ESELCO; and (b) 160,000 shares of Preferred Stock, $25.00 par value, none of which are issued and outstanding.

         8. The entire authorized capital stock of ESEG consists of 100 shares of Common Stock, $0.01 par value, of

Wisconsin Energy Corporation
_____________________, 199___
Page 4


which 100 shares are issued and outstanding, all of which are owned by ESELCO.

         9. The entire authorized capital stock of NTS consists of 100 shares of Common Stock, $0.01 par value, of which 100 shares are issued and outstanding, all of which are owned by ESELCO.

         10. All of the issued and outstanding shares of capital stock of each of the ESELCO Companies are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. To our knowledge after due inquiry, there are no options, warrants, conversion rights or other rights to subscribe for or purchase, or other contracts with respect to, any capital stock of any of the ESELCO Companies (except for the Reorganization Agreement).

         11. The Proxy Statement (excluding the financial statements and other financial and statistical information included or incorporated by reference therein or omitted therefrom, and all information about, or supplied or omitted by, Wisconsin Energy and Acquisition for use in the Proxy Statement, as to all of which we do not express any opinion), at the date it was first mailed to holders of ESELCO Common Stock and at the time of the ESELCO Special Meeting, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

         We have participated in the preparation and filing of the Proxy Statement and the Registration Statement and, in the course of such preparation, in conferences with certain officers and employees of the ESELCO Companies and representatives of Wisconsin Energy and Acquisition with respect thereto. Although we have not independently verified, and are not passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Proxy Statement or the Registration Statement,

Wisconsin Energy Corporation
_____________________, 199___
Page 5


during the course of such participation no facts have come to our attention which would lead us to believe that the Proxy Statement, at the date it was first mailed to holders of ESELCO Common Stock and at the time of the ESELCO Special Meeting, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except that we do not express any belief with respect to the financial statements and other financial and statistical information included or incorporated by reference therein or omitted therefrom, or any information about, or supplied or omitted by, Wisconsin Energy or Acquisition for use in the Proxy Statement or the Registration Statement).

         Each of the opinions as to enforceability of any agreement or instrument is: (a) subject to the limitations set forth in the General Qualifications stated in the Legal Opinion Accord of the ABA Section of Business Law (1991), which General Qualifications are attached hereto as Schedule 1; and (b) subject to the qualification that certain provisions of such documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of any such documents as a whole and each of such documents contains legally adequate provisions for the realization of the principal legal rights and benefits afforded by it.

         We are attorneys licensed to practice law in the State of Nebraska. In rendering this opinion, we have relied as to certain matters of Michigan law on an opinion of Honigman Miller Schwartz and Cohn, a copy of which is attached hereto. Such opinion is satisfactory to us in form and substance and, in our opinion, both you and we are justified in relying thereon.

Wisconsin Energy Corporation
_____________________, 199___
Page 6


The opinions expressed herein are specifically limited to the present internal Law of the State of Michigan and federal Law of the United States of America, are given as of the date of this letter, are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances occurring after the date hereof that would alter the opinions contained herein.

         Whenever this opinion refers to matters within our "knowledge" or "known to us," such reference is limited to facts within our actual knowledge after inquiry of the attorneys who have given substantive legal attention to the representation of the ESELCO Companies and facts represented to us by officers of the ESELCO Companies.

         We call to your attention that Mr. Alan L. Grauer, Esq., a Partner in our firm, is a director and officer of ESELCO and Edison Sault. We also call to your attention that the attorneys in our firm who are actively representing the ESELCO Companies on matters relating to the Reorganization Agreement, and other attorneys in our firm who are known to those persons to own shares of ESELCO Common Stock, collectively beneficially owned approximately ________ shares of ESELCO Common Stock on the __________, 1997 record date for the ESELCO Special Meeting, of which Mr. Grauer owns _____ shares.

         The opinions set forth above are delivered to you in connection with the transactions described in the Reorganization Agreement. This opinion letter is rendered solely for your information and assistance in connection with such transactions described in the Reorganization Agreement and may not be provided to, or used or relied upon by, any other person or for any other purpose without our prior written consent.

                                  Very truly yours,



                                  KUTAK ROCK

                                 EXHIBIT 4


                               PLAN OF MERGER

                                     OF

                           ESL ACQUISITION, INC.

                                    INTO

                                ESELCO, INC.


         THIS PLAN OF MERGER (the "Plan of Merger") is made as of this ____ day of _________, 199____ by and between ESL ACQUISITION, INC., a Michigan corporation ("Acquisition") and ESELCO, INC., a
Michigan corporation ("ESELCO").

                                  RECITALS

         WHEREAS, ESELCO, Acquisition and Wisconsin Energy Corporation, a Wisconsin corporation ("Wisconsin Energy"), are parties to an Amended and Restated Agreement and Plan of Reorganization, dated as of May 13, 1997 as amended and restated on July 11, 1997 (the "Reorganization Agreement"), providing for, among other things, the merger of Acquisition with and into ESELCO (the "Merger");

         WHEREAS, the respective Boards of Directors of ESELCO and Acquisition have determined that the Merger is advisable, fair and in the best interests of ESELCO and Acquisition and their respective shareholders, and, by resolutions duly adopted, have approved the Merger, the Reorganization Agreement, including this Plan of Merger, and the transactions contemplated thereby;

         WHEREAS, the shareholders of ESELCO and Acquisition, by resolutions duly adopted, have approved the Merger, the Reorganization Agreement, including this Plan of Merger, and the transactions contemplated thereby; and

         WHEREAS, Acquisition is a wholly owned subsidiary of Wisconsin Energy and no approval of the Merger by the shareholders of Wisconsin Energy is required by law or otherwise.

         NOW, THEREFORE, in consideration of the Recitals and of the mutual agreements and covenants set forth in this Plan of Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ESELCO and Acquisition hereby agree as follows:

                                 ARTICLE I

              CORPORATE EXISTENCE OF THE SURVIVING CORPORATION

         At the Effective Time of Merger, Acquisition shall be merged with and into ESELCO which shall be the surviving corporation. The corporate identity, existence, purposes, powers, franchises, privileges, assets, properties and rights of ESELCO (hereinafter sometimes referred to as the "Surviving Corporation") shall continue unaffected and unimpaired by the Merger and the corporate identity, existence, purposes, powers, franchises, privileges, assets, properties and rights of Acquisition shall be merged into the Surviving Corporation and the Surviving Corporation shall be fully vested therewith. The separate existence of Acquisition, except insofar as otherwise specifically provided by law, shall cease at the Effective Time of Merger whereupon Acquisition and the Surviving Corporation shall be and become one single corporation.


                                 ARTICLE II

             ARTICLES OF INCORPORATION OF SURVIVING CORPORATION

         The Articles of Incorporation of ESELCO as in effect immediately prior to the Effective Time of Merger shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with law.


                                ARTICLE III

                      BYLAWS OF SURVIVING CORPORATION

         The Bylaws of ESELCO as in effect immediately prior to the Effective Time of Merger shall be the Bylaws of the Surviving
Corporation until amended in accordance with law.

                                 ARTICLE IV

              DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

         The duly qualified and acting directors and officers of Acquisition immediately prior to the Effective Time of Merger shall be the directors and officers of the Surviving Corporation, to hold office as provided in the Bylaws of the Surviving Corporation.

                                 ARTICLE V

                         CONVERSION OF ESELCO STOCK

         (a) At the Effective Time of Merger, and without any action on the part of the holders thereof:

              (i) Each share of Common Stock of ESELCO outstanding at the Effective Time of Merger shall be converted into __________ shares of Common Stock of Wisconsin Energy on the terms and conditions set forth in the Reorganization Agreement.

              (ii) Any shares of capital stock of ESELCO that are owned by ESELCO, Edison Sault Electric Company, ESEG, Inc. or Northern Tree Service, Inc. at the Effective Time of Merger shall be cancelled and retired and cease to exist and no Common Stock of Wisconsin Energy or other consideration shall be issued or delivered in exchange therefor.

         (b)  No fractional shares of Common Stock of Wisconsin
Energy shall be issued in the Merger. All fractional share interests of a holder of more than one certificate representing shares of Common Stock of Acquisition at the Effective Time of Merger shall be aggregated. If a fractional share interest results after such aggregation, each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest by $_______.

         (c) There are no shares of Preferred Stock of ESELCO issued and outstanding and there will be no shares of Preferred Stock of ESELCO issued and outstanding as of the Effective Time of Merger.

                                 ARTICLE VI

                      CONVERSION OF ACQUISITION STOCK

         At the Effective Time of Merger, and without any action on the part of the holders thereof, each share of Common Stock of Acquisition outstanding at the Effective Time of Merger shall be converted into one (1) share of Common Stock of ESELCO on the terms and conditions set forth in the Reorganization Agreement.

                                ARTICLE VII

                            EFFECT OF THE MERGER

         At the Effective Time of Merger, the effect of the Merger shall be as provided in the Michigan Business Corporation Act.

                                ARTICLE VIII

                          EFFECTIVE TIME OF MERGER

         The Effective Time of Merger shall be ______________.


                                 ARTICLE IX

                         CONDITIONS AND TERMINATION

         The conditions specified in Articles VII and VIII of the Reorganization Agreement shall constitute conditions precedent to the obligations of ESELCO and Acquisition as therein provided and if by reason of the provisions of Articles VII and VIII of the Reorganization Agreement, either ESELCO or Acquisition is not obligated to consummate the Merger contemplated by this Plan of Merger, then the party not obligated may terminate this Plan of Merger prior to the Effective Time of Merger by delivery to the other party of written notice of termination prior to the Effective Time of Merger, and thereupon this Plan of Merger shall be terminated without further liability of either party in favor of the other except as provided in the Reorganization Agreement.


                                 ARTICLE X

                               REORGANIZATION

         The parties intend that this Plan of Merger be a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that the Merger be a tax free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

         IN WITNESS WHEREOF, each of the parties hereto have caused this Plan of Merger to be executed on its behalf on the day and year first above written.


                             ESELCO, INC.

(Corporate Seal)
                             By:___________________________
                                 Name: ____________________
                                 Title: ___________________


                             Attest:


                             ______________________________
                             Name: ________________________
                             Title: _______________________


                             ESL ACQUISITION, INC.

(Corporate Seal)
                             By: __________________________
                                 Name: ____________________
                                 Title: ___________________


                             Attest:


                             ______________________________
                             Name: ________________________
                             Title: _______________________

                                 EXHIBIT 5

                        WISCONSIN ENERGY CORPORATION

                            CLOSING CERTIFICATE


         I, ______________, do hereby certify that:

         1. I am the duly elected, qualified and acting __________ of Wisconsin Energy Corporation, a Wisconsin corporation ("Wisconsin Energy").

         2. I am familiar with the terms of the Amended and Restated Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of May 13, 1997 as amended and restated on July 11, 1997 by and among Wisconsin Energy, ESL Acquisition, Inc., a Michigan corporation ("Acquisition") and ESELCO, Inc., a Michigan corporation ("ESELCO").

         3.   I make this Certificate pursuant to the provisions of
Section 8.6(a) of the Reorganization Agreement with the intention that it shall be relied upon by ESELCO.

         4. Wisconsin Energy and Acquisition have performed and complied in all material respects with all of their obligations under the Reorganization Agreement which are to be performed or complied with by them prior to or on the date hereof.

         5. The representations and warranties made by Wisconsin Energy and Acquisition in the Reorganization Agreement are true and correct in all material respects as of the date hereof with the same force and effect as though said representations and warranties had been made on the date hereof.

         IN WITNESS WHEREOF, I have executed this Certificate in my official capacity on this ____ day of ____________, 199___.

                             WISCONSIN ENERGY CORPORATION



                             By:____________________________

                                [LETTERHEAD]

                                 EXHIBIT 6



                                  ________________, 199___




ESELCO, Inc.
Attention:  William R. Gregory
725 East Portage Avenue
Sault Ste. Marie, Michigan  49733

Gentlemen and Ladies:

         We have acted as counsel for Wisconsin Energy Corporation, a Wisconsin corporation ("Wisconsin Energy") and ESL Acquisition, Inc., a Michigan corporation ("Acquisition"), in connection with the negotiation, preparation, execution and delivery of the Amended and Restated Agreement and Plan of Reorganization, dated as of May 13, 1997 as amended and restated as of July 11, 1997 (the "Reorganization Agreement"), by and among ESELCO, Inc. ("ESELCO"), Acquisition and Wisconsin Energy, and the transactions contemplated thereby. We are furnishing this opinion at the request of Wisconsin Energy and Acquisition pursuant to Section 8.6(b) of the Reorganization Agreement. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Reorganization Agreement.

         In rendering this opinion, we have examined such corporate records, certificates, instruments and other documents of Wisconsin Energy and Acquisition, and questions and matters of law, as we have considered necessary and appropriate for purposes of this opinion. In giving the various opinions set forth below, we have, with respect to factual matters, relied on certificates and similar documents furnished by public officials and by officers of Wisconsin Energy and Acquisition (which include a certification of Wisconsin Energy's and Acquisition's officers of the accuracy of the representations and warranties made by Wisconsin Energy and Acquisition in the Reorganization Agreement).

ESELCO, Inc.
_______________, 199__
Page 2

         We have assumed that: (i) all certificates of public officials examined by us are accurate; (ii) each document submitted to us as an original is authentic and complete; (iii) each document submitted to us as a certified or photostatic copy conforms to an authentic original; (iv) each of the parties (other than Wisconsin Energy and Acquisition) to the Reorganization Agreement has duly and validly executed and delivered the Reorganization Agreement; (v) all signatures (other than the signatures on behalf of Wisconsin Energy and Acquisition) on documents reviewed by us are genuine; (vi) each person executing the Reorganization Agreement (other than on behalf of Wisconsin Energy or Acquisition) on behalf of such party is authorized to do so; (vii) the obligations of each party (other than Wisconsin Energy or Acquisition) under the Reorganization Agreement are such party's legal, valid and binding obligations, enforceable in accordance with the terms of the Reorganization Agreement; (viii) the Reorganization Agreement accurately describes and contains the mutual understanding of the parties; (ix) there are no oral or written statements or agreements that purport to modify, amend or vary any of the terms of the Reorganization Agreement; and (x) the certificates for Wisconsin Energy Common Stock to be delivered pursuant to the Reorganization Agreement will (A) conform to the specimen thereof examined by us (including the facsimile signatures of the officers of Wisconsin Energy thereon) and (B) have been duly countersigned by a transfer agent or assistant transfer agent and a registrar for the Wisconsin Energy Common Stock in accordance with the resolutions of the Board of Directors of Wisconsin Energy authorizing the issuance thereof.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

ESELCO, Inc.
_______________, 199__
Page 3

         1. Wisconsin Energy is a corporation duly incorporated, validly existing and in active status (meaning that it has filed its most recent required annual report and has not filed articles of dissolution) under the Laws of the State of Wisconsin, and has the requisite corporate power and authority to carry on its business as now being conducted.

         2. Acquisition is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Michigan, and has the requisite corporate power and authority to carry on its business as now being conducted.

         3. Each of Wisconsin Energy and Acquisition has the necessary corporate power and authority to enter into, execute and deliver the Reorganization Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

         4. The execution and delivery of the Reorganization Agreement by each of Wisconsin Energy and Acquisition and the consummation by Wisconsin Energy and Acquisition of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Wisconsin Energy and Acquisition.

         5. The Reorganization Agreement has been duly executed and delivered by each of Wisconsin Energy and Acquisition and constitutes a legal, valid and binding obligation of Wisconsin Energy and Acquisition, enforceable against Wisconsin Energy and Acquisition in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles.

ESELCO, Inc.
_______________, 199__
Page 4

         6. The execution and delivery of the Reorganization Agreement by each of Wisconsin Energy and Acquisition do not, and the performance of the Reorganization Agreement by Wisconsin Energy and Acquisition will not, conflict with or violate: (a) the Restated Articles of Incorporation or Bylaws of Wisconsin Energy or the Articles of Incorporation or Bylaws of Acquisition; or (b) any material federal, Wisconsin or Michigan state or local Law, rule, regulation, order or governmental requirement applicable to Wisconsin Energy or Acquisition or by which any of their respective properties is bound or affected.

         7. The shares of Wisconsin Energy Common Stock to be issued pursuant to the Reorganization Agreement, as set forth in the Reorganization Agreement, are duly authorized and, when issued as contemplated by the Reorganization Agreement, will be validly issued, fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted).

         8. The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending under the Securities Act.

         9. The Registration Statement (excluding the financial statements and other financial and statistical information included or incorporated therein or omitted therefrom, and all information about, or supplied or omitted by, the ESELCO Companies for use in the Registration Statement, as to all of which we do not express any opinion), at the time it became effective under the Securities Act, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

ESELCO, Inc.
_______________, 199__
Page 5

         We have participated in the preparation and filing of the Proxy Statement and the Registration Statement and, in the course of such preparation, in conferences with certain officers and employees of Wisconsin Energy and Acquisition and representatives of the ESELCO Companies with respect thereto. Although we have not independently verified, and are not passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Proxy Statement or the Registration Statement, during the course of such participation no facts have come to our attention which would lead us to believe that the Proxy Statement, at the date it was first mailed to holders of ESELCO Common Stock and at the time of the ESELCO Special Meeting, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except that we do not express any belief with respect to the financial statements and other financial and statistical information included or incorporated by reference therein, or any information about, or supplied by, ESELCO for use in the Proxy Statement or the Registration Statement).

         Each of the opinions as to enforceability of any agreement or instrument is: (a) subject to the limitations set forth in the General Qualifications stated in the Legal Opinion Accord of the ABA Section of Business Law (1991), which General Qualifications are attached hereto as Schedule 1; and (b) subject to the qualification that certain provisions of such documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of any such documents as a whole and each of such documents contains legally adequate provisions for the realization of the principal legal rights and benefits afforded by it.

ESELCO, Inc.
_______________, 199__
Page 6

         We are attorneys licensed to practice law in the States of Wisconsin, Arizona and Florida. In rendering this opinion, we have relied as to certain matters of Michigan law on an opinion of ______________ & __________, a copy of which is attached hereto. Such opinion is satisfactory to us in form and substance and, in our opinion, both you and we are justified in relying thereon. The opinions expressed herein are specifically limited to the present internal Law of the States of Michigan and Wisconsin and federal Law of the United States of America, are given as of the date of this letter, are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances occurring after the date hereof that would alter the opinions contained herein.

         Whenever this opinion refers to matters within our "knowledge" or "known to us," such reference is limited to facts within our actual knowledge after inquiry of the attorneys who have given substantive legal attention to the representation of Wisconsin Energy and Acquisition and facts represented to us by officers of Wisconsin Energy and Acquisition.

         We call to your attention that Mr. Larry J. Martin, Esq., a Partner in our Firm, is General Counsel of Wisconsin Energy and
certain of its Subsidiaries.   We also call to your attention that
attorneys in our firm who are actively representing Wisconsin Energy and Acquisition on matters relating to the Reorganization Agreement collectively beneficially owned approximately ________ shares of Wisconsin Energy Common Stock on the __________, 1997 record date for the ESELCO Special Meeting.

ESELCO, Inc.
_______________, 199__
Page 7

         The opinions set forth above are delivered to you in connection with the transactions described in the Reorganization Agreement. This opinion letter is rendered solely for your information and assistance in connection with such transactions described in the Reorganization Agreement and may not be provided to, or used or relied upon by, any other person or for any other purpose without our prior written consent.

                                  Very truly yours,



                                  QUARLES & BRADY

ESELCO, Inc.
_______________, 199__
Page 1

                        DISCLOSURE SCHEDULE


         This Disclosure Schedule, dated May 12, 1997, is the Disclosure Schedule to be delivered by ESELCO, Inc. ("ESELCO") pursuant to the Agreement and Plan of Reorganization dated as of May 13, 1997 by and among ESELCO, Wisconsin Energy Corporation and ESL Acquisition, Inc. (the "Reorganization Agreement"). The terms used in this Disclosure Schedule have the definitions specified in the Reorganization Agreement.

         Attached hereto are the disclosure statements as to the following matters referenced in the following Sections of the Reorganization Agreement:

    ITEM           DESCRIPTION
    ----           ------------

    1.31           Existing Indebtedness

    1.32           Existing Insurance Policies

    1.33           Existing Investments

    1.34           Existing Liens

    1.35           Existing Litigation

    1.36           Existing Permits

    1.37           Existing Plans

    1.38           Existing Real Estate

    1.51           Permitted Liens

    3.15(c)        Description Of Early Retirement Window Program

    3.15(f)        List of Persons at 45%

    4.1(b)         Corporate Power and Authority

    4.2            Capitalization

    4.7(c)         Bank accounts and safekeeping arrangements

    4.8(d)         Declarations or payments of dividends since
                   December 31, 1996

    4.10           List and Description of Existing Contracts

    4.13           Certain Existing Insurance Policies

    4.22           Certain Labor Matters

    4.25           Certain Existing Permits

    4.31           Description of certain Environmental Matters

    4.32           Certain Accounts Matters

    6.5(a)         Description of certain Employment Matters

    6.7            Certain Additional Indebtedness

    9.5            List and Description of Expenses


                                     ESELCO, INC.


                                  By:
                                     -------------------------------------
                                     William R. Gregory,
                                     President and Chief Executive Officer

                                  Attest:


                                 ------------------------------------------
                                  Donald C. Wilson, Secretary

         Receipt of an executed copy of the Disclosure Schedule is hereby acknowledged on this 13th day of May, 1997.

                                  WISCONSIN ENERGY CORPORATION


                                  By:__________________________________
                                     Richard A. Abdoo,
                                     Chairman of the Board,

                                     President and Chief
                                     Executive Officer

                                  Attest:


                                  _____________________________________
                                  Ann Marie Brady, Secretary